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                                                                  EXHIBIT 10.01










                                       THE
                        EDUCATION MANAGEMENT CORPORATION
                                 RETIREMENT PLAN


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                                TABLE OF CONTENTS




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
QUICK-REFERENCE INFORMATION


         Sponsor .................................................................................................1
         Other Participating Employers............................................................................1
         Plan Administrator.......................................................................................1
         Trustee .................................................................................................1
         Appeals Authority........................................................................................1
         Classification of Employees Eligible to Get Into The Plan................................................2
         Minimum Length of Service to Get Into The Plan...........................................................2
         Length of Service Required For Benefits (Vesting Schedule)...............................................2
         Plan Year Ends Every.....................................................................................2
         Plan Number..............................................................................................2

WELCOME TO THE PLAN!


         Introduction.............................................................................................3
         Individual Accounts......................................................................................3
         Contributions............................................................................................3
         Payments ................................................................................................3
         Plan and Summary Plan Description........................................................................4
         Ordinary Names...........................................................................................4
         Effective Date...........................................................................................4

HOW YOU GET INTO THE PLAN


         Introduction.............................................................................................5
         The Eligibility Requirements.............................................................................5
         Actually Getting In......................................................................................5
         If Things Change.........................................................................................5

TRADING OFF YOUR PAY FOR CONTRIBUTIONS TO THE PLAN


         Introduction.............................................................................................6
         How Much You Can Trade Off...............................................................................6
         How to Do it.............................................................................................6

MATCHING CONTRIBUTIONS


         Introduction.............................................................................................7
         Rate of Match............................................................................................7
         Reports .................................................................................................7

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
PROFIT SHARING CONTRIBUTIONS AND FORFEITURES


         Introduction.............................................................................................8
         Profit Sharing Contributions.............................................................................8
         Who Shares in Profit Sharing Contributions...............................................................8
         How Much You Get.........................................................................................8
         Reports .................................................................................................8

ESOP CONTRIBUTIONS AND FORFEITURES


         Introduction.............................................................................................9
         ESOP Contributions and Forfeitures.......................................................................9
         Who Has an Employer Stock Account........................................................................9
         Who Shares in Employer Contributions and Forfeitures.....................................................9
         How Much You Get........................................................................................10
         Reports ................................................................................................10

INCOMING ROLLOVERS


         Introduction............................................................................................10
         Direct Rollover.........................................................................................10
         Indirect Rollover.......................................................................................10
         Rules Applicable to Both Types of Rollover..............................................................10
         Approval of Plan Administrator..........................................................................11
         Separate Accounting.....................................................................................11

WHAT HAPPENS TO THE MONEY WHILE IT'S IN THE PLAN


         Introduction............................................................................................11
         "Exclusive Benefit".....................................................................................11
         Investment..............................................................................................11
         Recordkeeping...........................................................................................11
         Return of Contributions.................................................................................11

MAKING YOUR OWN INVESTMENT DECISIONS


         Introduction............................................................................................12
         The Choices.............................................................................................12
         Getting Information.....................................................................................12
         Implementing Your Choices...............................................................................12
         Your Responsibility.....................................................................................13

WHEN YOU RETIRE OR TERMINATE EMPLOYMENT


         Introduction............................................................................................13
         Normal Retirement after Age 65..........................................................................13
         Early Retirement after Age 55...........................................................................13
         Disability..............................................................................................13
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
         Other Termination of Employment.........................................................................14
         Forfeitures.............................................................................................14
         Some Special Rules about Termination of Employment......................................................15


WHEN PAYMENT IS ACTUALLY MADE


         Introduction............................................................................................15
         Normal or Early Retirement or Disability................................................................15
         Other Termination of Employment.........................................................................15
         Your Choices about Timing...............................................................................16
         Latest Possible Date to Take the Money (Or Stock).......................................................16

HOW PAYMENT IS MADE


         Introduction............................................................................................17
         All Accounts Other than Employer Stock Account..........................................................17
         Employer Stock Account..................................................................................17
         Having the Money Transferred Directly to Another Plan...................................................17
         "Put" Option............................................................................................18

HOW TO CLAIM YOUR MONEY OR STOCK


         Introduction............................................................................................19
         First-Level Decision....................................................................................19
         Appeal .................................................................................................19
         Discretionary Authority.................................................................................19

PAYMENT BEFORE TERMINATION OF EMPLOYMENT


         Introduction............................................................................................20
         Withdrawal of After-Tax Contributions...................................................................20
         Age 59 1/2 .............................................................................................20
         Age 70 1/2 .............................................................................................20
         Hardship ...............................................................................................20

BORROWING MONEY FROM YOUR ACCOUNTS


         Introduction............................................................................................21
         Eligibility.............................................................................................21
         Number .................................................................................................22
         Amount .................................................................................................22
         Promissory Note.........................................................................................22
         Term ...................................................................................................22
         Interest ...............................................................................................22
         Source and Application of Funds.........................................................................22
         Repayment...............................................................................................22
         Security ...............................................................................................23
         Pre-Payment.............................................................................................23
         Default ................................................................................................23
         How to Apply............................................................................................23

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
IN CASE OF DEATH


         Introduction............................................................................................24
         If You're Married and You Were a Participant in the Plan Before May 1, 1992.............................24
         If You're Married and Became a Participant in the Plan on or after May 1, 1992..........................25
         If You're Not Married...................................................................................25
         Naming Your Beneficiary and Getting Spousal Consent.....................................................25
         Claiming Your Accounts..................................................................................26

CHILD SUPPORT, ALIMONY AND PROPERTY DIVISION IN DIVORCE


         Introduction............................................................................................26
         What a Domestic Relations Order Is......................................................................26
         What Happens When a Domestic Relations Order Comes In...................................................27

HOW THE LENGTH OF YOUR SERVICE IS CALCULATED


         Introduction............................................................................................27
         12-Month Periods........................................................................................27
         Years of Service........................................................................................28
         Full-Time Employees.....................................................................................28
         Part-Time Faculty.......................................................................................28
         Other Part-Time Employees...............................................................................28
         Back Pay ...............................................................................................28
         Breaks in Service.......................................................................................28
         How Breaks in Service Cancel Years of Service...........................................................29
         Service with Related Employers..........................................................................29

WHEN YOU RETURN FROM MILITARY SERVICE


         Introduction............................................................................................30
         Break in Service........................................................................................30
         401(k) Contributions....................................................................................30
         Matching Contributions..................................................................................30
         Profit Sharing Contributions and ESOP Contributions.....................................................30
         Your "Pay"..............................................................................................31
         Percentage of Entitlement to Employer Accounts..........................................................31
         Limits and Testing......................................................................................31

WHAT THE PLAN ADMINISTRATOR DOES


         Introduction............................................................................................31
         Reporting and Disclosure................................................................................31
         Bonding ................................................................................................32
         Numerical Testing.......................................................................................32
         Prohibited Transactions.................................................................................32
         Expenses ...............................................................................................32
         Limitation..............................................................................................32

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
WHAT THE EMPLOYER DOES


         Introduction............................................................................................33
         Establishment...........................................................................................33
         Contributions...........................................................................................33
         Employment Records......................................................................................33
         Insurance and Indemnification...........................................................................33
         Changing the Plan.......................................................................................33
         Ending the Plan.........................................................................................34

MAXIMUM AMOUNT OF 401(k) CONTRIBUTIONS


         Introduction............................................................................................34
         $10,000 Limit...........................................................................................34
         If the $10,000 Limit Is Exceeded........................................................................34
         Utilization Test........................................................................................35
         Who the Restricted Employees Are........................................................................35
         Performing the Utilization Test.........................................................................35
         If the Utilization Test Reveals a Problem...............................................................36
         Returning Excess Contributions..........................................................................37
         Combining Plans.........................................................................................37

MAXIMUM AMOUNT OF MATCHING CONTRIBUTIONS


         Introduction............................................................................................38
         Matching Contributions by Themselves....................................................................38
         Matching Contributions in Combination...................................................................38
         If this Test of Matching Contributions Reveals a Problem................................................38

MAXIMUM AMOUNT OF TOTAL CONTRIBUTIONS


         Introduction............................................................................................39
         25% of Pay Limit........................................................................................39
         If There's More than One Defined Contribution Plan......................................................39
         If There's Also a Defined Benefit Plan..................................................................40
         Related Employers.......................................................................................40

IMPROVEMENTS WHEN THE PLAN IS TOP-HEAVY


         Introduction............................................................................................40
         Who Is in the Concentration Group.......................................................................41
         Performing the Concentration Test.......................................................................41
         Changes If the Plan Is Top-Heavy........................................................................42

ALTERNATIVE FORM OF PAYMENT FOR GRANDFATHERED MEMBERS


         Introduction............................................................................................43
         Single Employees........................................................................................43
         Married Employees.......................................................................................44
         Beneficiary Is Fixed on Your Annuity Starting Date......................................................44
         Legal Limitation on Age of Your Beneficiary.............................................................45
         Notice from the Plan Administrator......................................................................45
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
SPECIAL ESOP PROVISIONS


         Introduction............................................................................................45
         The Nature of an ESOP...................................................................................45
         Investment..............................................................................................46
         "Employer Securities"...................................................................................46
         Voting .................................................................................................47
         Diversification.........................................................................................48
         "Nonterminable" Protections and Rights..................................................................49
         Non-Allocation under Code Section 409(n)................................................................49

MISCELLANEOUS


         What "Pay" or "Compensation" Means......................................................................50
         Leased Employees........................................................................................50
         Family and Medical Leave................................................................................50
         Changes in Vesting Schedule.............................................................................51
         Non-Alienation..........................................................................................51
         Payments to Minors......................................................................................51
         Unclaimed Benefits......................................................................................51
         Plan Assets Sole Source of Benefits.....................................................................51
         No Right to Employment..................................................................................51
         Profit Sharing and Stock Bonus Plan.....................................................................51
         Merger of Plan..........................................................................................52
         Protection of Benefits, Rights, and Features from Previous Edition of Plan..............................52
         Governing Law...........................................................................................52
         No PBGC Coverage........................................................................................52
         Statement of ERISA Rights...............................................................................52

SPECIAL ARRANGEMENTS FOR NEW PARTICIPATING EMPLOYERS


         Introduction............................................................................................53
         Illinois Institute of Art...............................................................................53
         New York Restaurant School..............................................................................53
         Art Institutes International Portland, Inc..............................................................54

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                           QUICK-REFERENCE INFORMATION




SPONSOR

Education Management Corporation
300 Sixth Avenue, Suite 800
Pittsburgh, PA  15222

Employer identification number assigned by the IRS:  25-1119571

OTHER PARTICIPATING EMPLOYERS

The other participating employers are listed on Appendix A, which appears at the end of the plan

PLAN ADMINISTRATOR

Retirement Committee
c/o Education Management Corporation
300 Sixth Avenue, Suite 800
Pittsburgh, PA  15222

Telephone (412) 562-0900

TRUSTEE

Fidelity Management Trust Company
82 Devonshire Street
Boston, MA  02109

(Prior to the merger of the ESOP into the Retirement Plan, the trustee of the assets of the ESOP was:
Marine Midland Bank
One Marine Midland Center, 17th Floor
P. O. Box 4567
Buffalo, NY 14240)

APPEALS AUTHORITY

Retirement Committee
c/o Education Management Corporation
300 Sixth Avenue, Suite 800
Pittsburgh, PA  15222



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CLASSIFICATION OF EMPLOYEES ELIGIBLE TO GET INTO THE PLAN

All employees of the employer who are classified by the employer as salaried, clerical or hourly employees, except for (a) individuals matriculated in an employer with an enrollment agreement (i.e., students) and (b) members of a collective bargaining unit unless the collective bargaining agreement provides for participation in this plan. Independent contractors are not employees of the employer, nor are workers whose services are leased from a leasing organization (such as "temps"), and they are therefore not eligible for the plan.

MINIMUM LENGTH OF SERVICE TO GET INTO THE PLAN

One year of service. (This doesn't necessarily mean 12 months. You may be credited with a "year of service" after just 900 hours of service. This is explained in the plan under the heading "How the Length of Your Service Is Calculated.")

LENGTH OF SERVICE REQUIRED FOR BENEFITS (VESTING SCHEDULE)

less than 3 years of service..................................................0%
3 years of service...........................................................20%
4 years of service...........................................................40%
5 years of service...........................................................60%
6 years of service...........................................................80%
7 years of service or more..................................................100%

PLAN YEAR ENDS EVERY December 31

PLAN NUMBER 001




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                              WELCOME TO THE PLAN!




         INTRODUCTION. This is the Retirement Plan sponsored by Education Management Corporation, which we will call "the sponsor." It is maintained by the sponsor and the other participating employers identified above in the section called "Quick-Reference Information" under the heading "Other Participating Employers."

         Please note: The sponsor used to maintain two separate plans the Retirement Plan and the Employee Stock Ownership Plan. To simplify administration and make it easier for you to understand your retirement benefits, they have now been consolidated into a single plan, and this is it.

         INDIVIDUAL ACCOUNTS. Simply put, the plan consists of a series of individual accounts set up for the employees who are in the plan. Actually, an employee may have a number of different accounts:

         - a 401(k) account (if you choose to trade off pay for contributions to the plan),

         - a match account (again, if you choose to trade off pay for contributions to the plan),

         -  a profit sharing account,

         - an employer stock account (if you are eligible to participate in the ESOP portion of the plan), and

         - a rollover account (if you roll money into this plan from another plan).

Employees who were in this plan (that is, the Retirement Plan) before May 1, 1992 and who made after-tax employee contributions also have an after-tax contribution account for those after-tax employee contributions.

         CONTRIBUTIONS. Money goes into your 401(k) account if you choose to trade off pay for a contribution to the plan. If you do, the employer matches your 401(k) contributions (as described later in the plan); the matching contributions go into your match account.

         The employer is permitted (but not required) to make additional contributions beyond your 401(k) contributions and any matching contributions. Your share of any additional contributions goes into your profit sharing account.

         And if you are eligible to participate in the ESOP portion of the plan, your employer stock account participates in any forfeitures from the employer stock accounts of other participants who leave before becoming fully vested.

         PAYMENTS. While the money is in the plan, it is invested in accordance with your investment instructions (except for any employer stock account, of course, which is invested in employer stock). Then, after you leave the company, you are entitled to all of the money in your 401(k) account (and any rollover account or after-tax employee contribution account, if you have one). Depending on the length of your service, you may be entitled to part or all of the money in your match account and your profit sharing account and the stock in your employer stock account.



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         Please note: Federal law may require withholding or other taxes on the money that you are paid from this plan. The plan administrator will naturally comply with any such law. But for the sake of simplicity, we will say here in the plan that you will receive "all the money." Just keep in mind that "all the money" is before any required withholding or other taxes.

         PLAN AND SUMMARY PLAN DESCRIPTION. The plan document that's what this is sets out the rules for how and when you get into the plan, how and when money goes into your accounts, what happens to the money while it's in the plan, and how and when you can get the money out.

         This plan is written in simple, easy-to-understand language. Therefore, it serves as both the plan document and the "summary plan description" required by federal law.

         ORDINARY NAMES. Throughout the plan, we will refer to things by their ordinary names. We will call this plan simply "the plan." We will call the sponsor which is identified in the section called "Quick-Reference Information" simply "the sponsor." When we say "employer," we mean the sponsor or one of the other participating employers whichever one employs you. When we say "you," we mean you the employee (or former employee) who participates in the plan. When we say "Code," we mean the federal Internal Revenue Code of 1986, as in effect from time to time.

         There is one exception to this rule. From time to time, we will refer to your "pay" or "compensation." Unfortunately, those terms have highly technical meanings, which can change for different purposes under the plan. The various technical definitions are set forth at the end of the plan under the heading "Miscellaneous."

         EFFECTIVE DATE. This consolidated plan takes effect on April 7, 1999. As of that date, the Education Management Corporation Employee Stock Ownership Plan is hereby merged into the Education Management Corporation Retirement Plan, with the Retirement Plan as the surviving plan. This document constitutes the merger document and represents an amendment of the Employee Stock Ownership Plan, too, to effectuate the merger.

         This restatement of the Education Management Corporation Retirement Plan including the merger of the Employee Stock Ownership Plan is conditional upon approval by the Internal Revenue Service. Sometimes, the IRS asks for minor, technical changes in order to give their approval, but if any such changes are made, we will let you know.



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                            HOW YOU GET INTO THE PLAN




         INTRODUCTION. Before you can get any benefit from the plan, you have to get into the plan. This part of the plan document explains how you get in.

         THE ELIGIBILITY REQUIREMENTS. There are three requirements in order to be eligible to get into the plan:

         - First, you have to be an employee of the employer. Remember, when we say "the employer," we mean the sponsor or one of the other participating employers whichever one employs you.

         - Second, you must be working in the classification of employees identified at the beginning of the plan in the section called "Quick-Reference Information" under the heading "Classification Of Employees Eligible To Get Into The Plan."

         - Third, you must have worked for the employer for the period shown at the beginning of the plan in the section called "Quick-Reference Information" under the heading "Minimum Length Of Service To Get Into The Plan." (To figure out whether you meet this requirement, see "How The Length Of Your Service Is Calculated," later in the plan.)

         Any special arrangements that might be made for employees of new participating employers are described at the end of the plan in the section called "Special Arrangements for New Participating Employers."

         ACTUALLY GETTING IN. As soon as you meet all of the eligibility requirements at the same time, you are enrolled in the plan on the next January 1 or July 1. Enrollment is automatic; you don't have to fill out any forms just to get into the plan. But you do have to complete the appropriate form and file it with the plan administrator if you want to:

         - trade off pay for contributions to the plan, as explained in the following section called "Trading Off Your Pay for Contributions to the Plan," or

         - direct the investment of your accounts into any investment option other than the default investment option, as explained later in the section called "Making Your Own Investment Decisions," or

         - name a beneficiary for any benefits that may be payable after your death, as explained in the section called "In Case of Death."

         IF THINGS CHANGE. If at any time you cease to be an employee of the employer or you cease to be employed in the classification of employees who are eligible to get into the plan, then your participation in the plan ceases immediately and automatically. (If you later return to employment with the employer in the classification of eligible employees, you will participate in the plan again immediately. It may be necessary to sign a new authorization form, as described in the next section.)

         Of course, after you leave the plan, you may still be entitled to receive the money in your account. (We will discuss this later in the section called "When You Retire or Terminate Employment.") And you remain entitled to direct the investment of the money in your account until it is paid or forfeited.



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               TRADING OFF YOUR PAY FOR CONTRIBUTIONS TO THE PLAN




         INTRODUCTION. You may have heard about plans called "401(k)" plans. That's what this is. It offers you the opportunity to trade off your pay for contributions to the plan. It is particularly attractive because, under the current federal income tax law, you don't pay current federal income tax on the amount of pay that you trade off for a contribution to the plan.

         Please note: While free from federal income tax, these amounts are still subject to Social Security tax (FICA) and state and local income tax in Pennsylvania and a few other states.

         HOW MUCH YOU CAN TRADE OFF. You can trade off any percentage of your pay, expressed in whole numbers, up to 10% of your pay.

         HOW TO DO IT. If you would like to trade off some of your pay in return for a contribution to the plan, you complete a form authorizing the employer to reduce your pay by a certain percentage and, instead of paying it to you in cash, to put that amount into your 401(k) account in the plan.

         There are several simple rules for making contributions by this method (these rules were created by the IRS):

         - You must sign an agreement with the employer to do this. (The plan administrator will provide you with the forms at the appropriate time or on request.)

         - The agreement only applies to pay that you earn after the agreement is signed. (In other words, you can't make this type of contribution retroactively).

         - You can terminate the agreement at any time by filing a new form with the plan administrator showing zero as the rate of contribution, but the agreement still applies to all pay that was earned while the agreement was in effect. (In other words, you can't terminate the agreement retroactively.)

         - You can change your agreement at any time, but the change will take effect at the beginning of the following month.

         Whenever a contribution is made by this method, you will see it on your pay stub. From this point forward in the plan, we will call these your "401(k) contributions."



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                             MATCHING CONTRIBUTIONS




         INTRODUCTION. In order to encourage employees to make 401(k) contributions (in other words, to encourage savings for retirement), the employer agrees to make an additional contribution to the plan on your behalf if you make 401(k) contributions. This is called a matching contribution and it is an additional contribution on top of your pay.

         RATE OF MATCH. The employer agrees to make an additional contribution to the plan of $1 for every dollar of 401(k) contributions that you choose to make up to 3% of your pay plus $.50 for every dollar of 401(k) contributions from 4% to 6% of your pay. Here is a table showing the match that would apply to various levels of 401(k) contributions:

              401(k) Contributions                        Match
              --------------------                        -----
              1%                                          1%
              2%                                          2%
              3%                                          3%
              4%                                          3.5%
              5%                                          4%
              6% - 10%                                    4.5%

         Matching contributions are made each pay period. (Please note: a mid-month advance for an employee who is paid monthly does not count as a pay period, so no 401(k) contributions will be taken from mid-month advances. The full 401(k) contribution will be taken from the paycheck that is cut at the end of the pay period.)

         With one exception, the matching contribution is calculated separately for each pay period, based on your 401(k) contributions for that pay period alone, not on a cumulative basis during the plan year. For example, if your rate of 401(k) contributions is less than 6% for a particular pay period (so you're not getting the maximum available matching contribution), you can't make it up by boosting your rate to more than 6% in some future pay period. And if your 401(k) contributions reach the dollar limit described later in the plan in the section called "Maximum Amount of 401(k) Contributions" (and therefore stop) before the end of the year, your matching contributions will stop at the same time. As an exception, however, effective January 1, 1999, if you have maintained a rate of 401(k) contributions of 6% or more throughout the plan year but your matching contributions stop because you reach the dollar limit on 401(k) contributions before the end of the year, the employer will make a "catch-up" matching contribution, as soon as administratively possible at the end of the plan year, in whatever additional amount is necessary to provide you with the maximum available matching contribution for the plan year.

         REPORTS. The employer's matching contribution is added to your match account. When the employer contributes in this manner, you will see it on your quarterly statement.

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                          PROFIT SHARING CONTRIBUTIONS
                                 AND FORFEITURES




         INTRODUCTION. In addition to 401(k) contributions that you choose to make, and the matching contributions that go with them, the employer can make profit sharing contributions whenever it chooses to do so. Also, if participants in the plan leave before becoming entitled to all of the money in their profit sharing accounts, the unvested portion is forfeited and re-distributed among the remaining participants in the same manner as a profit sharing contribution.

         PROFIT SHARING CONTRIBUTIONS. The employer is under no obligation to contribute to the plan in this manner. If the employer contributes in this manner, its contribution is on top of your pay. That is, the employer makes the contribution out of its own money; you don't have to trade off any pay to get it. We will call these "profit sharing contributions."

         WHO SHARES IN PROFIT SHARING CONTRIBUTIONS. If the employer makes a profit sharing contribution (or there are forfeitures from profit sharing accounts), the amount is allocated as of the last day of the plan year (currently, December 31) among the individual accounts of all the participants in the plan who meet both of these requirements:

         - you completed a year of service during that plan year (see "How the Length of Your Service Is Calculated," later in the plan, for what constitutes a "year of service") and

         - you were employed by the employer on the last day of the plan year, currently December 31 (or you retired during the year, became disabled during the year or died during the year).

         Keep in mind that only employees who have joined the plan are entitled to share in profit sharing contributions. If you do not enter the plan until January 1, you do not share in the profit sharing contributions for the preceding year, because you were not a participant in the plan on the preceding December 31.

         HOW MUCH YOU GET. Profit sharing contributions (and forfeitures from profit sharing accounts) are divided in proportion to each employee's pay from the employer during that year so everybody gets an amount equal to the same percentage of pay added to his or her account.

         REPORTS. A profit sharing contribution by the employer (or your share of any forfeitures from profit sharing accounts) is added to your profit sharing account. When the employer contributes in this manner, you will see it on your quarterly statement.

                               ESOP CONTRIBUTIONS
                                 AND FORFEITURES




         INTRODUCTION. The ESOP loan has been paid off, so no more ESOP contributions by the employer are contemplated (as explained near the end of the plan in the section called "Special ESOP Provisions"). But there are forfeitures from time to time, and they are allocated in the same manner as ESOP contributions, so it is useful to describe the system.

         ESOP CONTRIBUTIONS AND FORFEITURES. The employer is under no obligation to make ESOP contributions to the plan but may do so at its discretion. However, if employees in the plan leave before becoming entitled to all of the stock in their employer stock accounts, the unvested portion is forfeited and re-distributed among the employer stock accounts of employees remaining in the plan in the same manner as an ESOP contribution by the employer (we'll call these "ESOP forfeitures" to distinguish them from forfeitures of matching contributions or profit sharing contributions).

         WHO HAS AN EMPLOYER STOCK ACCOUNT. Not everyone in the plan has an employer stock account. There are two categories of employees who have employer stock accounts:

         - Everyone who had an account in the Education Management Corporation Employee Stock Ownership Plan before it was merged into this plan, effective April 7, 1999, still has an employer stock account. It is the same account that he or she had under the ESOP; now it is maintained under this plan instead.

         - Everyone who receives an allocation of ESOP contributions or forfeitures in accordance with the following subsection also has an employer stock account, in which those ESOP contributions or forfeitures are held.

         WHO SHARES IN EMPLOYER CONTRIBUTIONS AND FORFEITURES. For each plan year, ESOP forfeitures (and ESOP contributions, if any) are allocated as of the last day of the plan year (currently, December 31) among the employer stock accounts of employees in the plan who meet both of these requirements:

         - You were employed on the last day of the plan year by an employer that participates in the ESOP feature of the plan (or you retired from such an employer during the year, became disabled from such an employer during the year, or died during the year while employed by such an employer).

         Please note: Not all employers who participate in the 401(k) feature of the plan participate in the ESOP feature. To find out if your employer participates in the ESOP feature, look at the list of participating employers on Appendix A at the end of this plan: employers that do not participate in the ESOP are denoted with an asterisk.

         - You completed a year of service during that plan year (see "How the Length of Your Service Is Calculated," later in the plan, for what constitutes a "year of service").

         Keep in mind that only employees who have joined the plan are entitled to share in ESOP forfeitures. If you do not enter the plan until January 1, you do not share in the ESOP forfeitures for the preceding year, because you were not a participant in the plan on the preceding December 31.

         HOW MUCH YOU GET. ESOP forfeitures (and ESOP contributions, if any) are divided in proportion to each eligible employee's pay from the employer during that year so everybody gets an amount equal to the same percentage of pay added to his or her employer stock account. (If you are still technically employed by the sponsor or another employer that participates in the ESOP, so that you are entitled to share in ESOP contributions or forfeitures, but some of your pay comes from another employer that does not participate in the ESOP feature, your pay from both employers will be taken into account for this purpose.)

         REPORTS. Your share of ESOP forfeitures (and ESOP contributions, if any) is added to your employer stock account as of the last day of the plan year. You will see the amount on your quarterly statement.

                               INCOMING ROLLOVERS




         INTRODUCTION. There is one other way that money can come into the plan for you. That is when money is transferred from another plan. It is called a "rollover," and this section will explain how it works.

         DIRECT ROLLOVER. If you are entitled to get money from a pension, profit sharing or stock bonus plan, and it constitutes an "eligible rollover distribution" under the Code, that plan must offer you the opportunity to have the money transferred directly to another plan (instead of paid to you in cash) if you can find a plan that will take it.

         This plan will take a direct transfer of that type, if all of the other rules of this section are met. (This is what the law calls a "direct rollover.")

         INDIRECT ROLLOVER. Instead of choosing a direct rollover from that other plan to this plan, you may choose to take the money in cash from that other plan. If you do, and you get what the law calls an "eligible rollover distribution," you can still make a rollover to this plan if:

         - you deliver a check to the plan administrator not later than the 60th day after you received the money from the other plan, or

         - put the money in a "conduit" individual retirement account within 60 days after you received the money from the other plan, never make any other contributions to that conduit IRA, and then transfer all of that money to this plan; and

         -  all of the other rules of this section are met.

         The rules of the Code for indirect rollovers are very strict and can be very tricky. This plan does not attempt to explain those rules. You should consult the tax advisor of your choice.

         RULES APPLICABLE TO BOTH TYPES OF ROLLOVER. This plan will not accept any rollover that does not comply with the requirements of the Code. Foremost among them is the requirement that the rollover come from a pension, profit sharing or stock bonus plan that is qualified under section 401(a) of the Code.

         In addition, this plan is set up to be generally exempt from the joint and survivor annuity rules of the Code. This plan will not accept any transfer of assets from another plan if the effect would be to make this a "transferee plan" subject to those rules.

         APPROVAL OF PLAN ADMINISTRATOR. If you would like to make a rollover to this plan, get in touch with your local director of human resources, who can give you the forms. The plan administrator has complete authority to deny any requested rollover if the person requesting the rollover is unable or unwilling to satisfy the plan administrator that the rollover complies with these rules and will not jeopardize the intended status and operation of the plan.

         SEPARATE ACCOUNTING. If the plan accepts a rollover on your behalf, that rollover will be put into a separate account for you separate from your 401(k) account, your match account, your profit sharing account and your employer stock account (if any).




                            WHAT HAPPENS TO THE MONEY
                             WHILE IT'S IN THE PLAN




         INTRODUCTION. As required by law, the individual accounts of the employees in the plan are held in trust by the trustee identified at the beginning of the plan in the section called "Quick-Reference Information" under the heading "Trustee." A trust is a pool of assets held by an individual or company (such as a bank) who is called the "trustee." All contributions to the plan are paid in cash to the trustee.

         "EXCLUSIVE BENEFIT". The trustee holds the assets of the plan for the exclusive benefit of the employees in the plan that is, exclusively for the purposes of providing benefits to participants and beneficiaries of the plan and defraying the reasonable expenses of administering the plan.

         INVESTMENT. Assets held by the trustee are invested by the trustee in accordance with the terms of the plan. Except for employer stock accounts, the plan gives you free choice among a number of different investment funds (as described in the following section of the plan). Employer stock accounts are invested in employer stock, as described in more detail near the end of the plan in the section called "Special ESOP Provisions."

         RECORDKEEPING. Though the money is all pooled together for investment purposes, you still have one or more individual accounts. The plan administrator is responsible for keeping track of your individual accounts.

         The investments are valued daily. But the government requires us to say here that the plan administrator will figure out the total value of the investments of the plan at the end of every year. If the value has gone up since the last valuation, then all of the accounts will be increased in the same proportion. If the value has gone down since the last valuation, then all of the accounts will be decreased in the same proportion. The plan administrator will give you periodic reports of the value of your account.

         RETURN OF CONTRIBUTIONS. Except for a few unusual circumstances, once the employer puts money into the plan, the money can never come back to the employer. Here are the exceptions:


         - If the employer made the contribution by mistake of fact, then it can be returned within 1 year after the contribution was made.

         - All contributions by the employer are made on the condition that they are deductible by the employer for federal income tax purposes. If any part of a contribution is disallowed, that part of the contribution can be returned to the employer within 1 year after disallowance of the deduction.

         - If this plan fails to qualify initially for favorable tax treatment under the Code, then all contributions can be returned to the employer, as long as an application for determination on the plan was filed with the Internal Revenue Service by the due date of the employer's return for the taxable year in which the plan was adopted.




                                 MAKING YOUR OWN
                              INVESTMENT DECISIONS




         INTRODUCTION. This plan allows you to have considerable control over how your money is invested. This section of the plan will explain how you do it. Keep in mind that this section applies to all of your accounts except your employer stock account, which is invested in employer stock (but can be diversified after age 55 and 10 years of participation in the plan), as described in more detail near the end of the plan in the section called "Special ESOP Provisions."

         THE CHOICES. The plan offers a number of choices. They are listed on Appendix B, which is a separate sheet that forms a part of this plan and which also includes a brief description of each alternative (taken from information published by Fidelity).

         The choices may change from time to time. When they do, you will be given a new Appendix B showing all of the choices that are in effect after the change is made.

         GETTING INFORMATION. The plan administrator cannot tell you which investment choice is best for you; that is your decision alone, and the plan administrator is not licensed as an investment advisor.

         But the plan administrator will provide you with more specific information about the choices, including exactly what each fund is invested in, who runs each fund, and how each fund has performed in the past. We hope this information will be helpful to you in making your choices.

         IMPLEMENTING YOUR CHOICES. When you first join the plan, you will be asked to make your investment choices on a form available from the plan administrator. Fill it out and return it to the plan administrator.

         After joining the plan, you can change your investment choices whenever you like during normal business hours. Just call the trustee (Fidelity) on the toll-free number shown in the materials that you receive from the trustee. A representative will guide you through making the change.


         If for any reason there is no current investment direction on file for you with the trustee, the plan hereby requires that your accounts (other than your employer stock account, if any) be invested in the Managed Income Portfolio, and neither the plan administrator nor the trustee nor any other fiduciary of the plan shall have any authority or discretion to direct otherwise. The same applies to any portion of your investment direction that becomes out of date, such as if you have chosen a particular fund and that fund is no longer offered (unless a substitute fund is automatically provided).

         YOUR RESPONSIBILITY. In return for complete freedom to choose how your accounts are invested among the available investment funds, you take complete responsibility for your choices. No one else is responsible for helping you or keeping you from making bad decisions. In fact, no one monitors your decisions at all.

         This plan is designed to take advantage of section 404(c) of the Employee Retirement Income Security Act of 1974, as amended, which means that the plan administrator and the trustee and all other fiduciaries of the plan are relieved of any and all responsibility for the investment decisions that you make.




                               WHEN YOU RETIRE OR
                              TERMINATE EMPLOYMENT




         INTRODUCTION. This is a retirement plan. The purpose is for both you and the employer to save for your retirement. This section will explain when you can get your money (or stock, in the case of an employer stock account).

         NORMAL RETIREMENT AFTER AGE 65. If your employment with the employer terminates any time on or after your 65th birthday, you are entitled to all the money in your 401(k) account, match account, and profit sharing account, as well as all of the money in your after-tax contribution account and rollover account, if you have them. In addition, you are entitled to all of the stock and cash in your employer stock account (and cash equal to any fractional share of stock).

         EARLY RETIREMENT AFTER AGE 55. If your employment with the employer terminates any time before age 65 but after age 55 and you have completed at least 7 years of service, you are entitled to all the money in your 401(k) account, match account, and profit sharing account, as well as all of the money in your after-tax contribution account and rollover account, if you have them. In addition, you are entitled to all of the stock and cash in your employer stock account (and cash equal to any fractional share of stock). (To figure out your length of service, see the section entitled "How Your Length Of Service Is Calculated.")

         DISABILITY. If you become permanently and totally disabled, then you are entitled to all the money in your 401(k) account, match account, and profit sharing account, as well as all of the money in your after-tax contribution account and rollover account, if you have them. In addition, you are entitled to all of the stock and cash in your employer stock account (and cash equal to any fractional share of stock).

         For this purpose, "totally and permanently disabled" means that, in the opinion of a physician selected by the plan administrator, you are unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

         OTHER TERMINATION OF EMPLOYMENT. If your employment with the employer terminates before normal or early retirement or disability (as just described), you are entitled to receive all the money in your 401(k) account, as well as all of the money in your after-tax contribution account and rollover account, if you have them.

         In addition, you are entitled to receive part or all of the money in your match account, your profit sharing account, and your employer stock account (if you have them) if you completed at least 3 years of service before your employment terminated. Whether you get all or just a portion of your match account, profit sharing account, and employer stock account depends on your length of service. At the beginning of the plan, in the section called "Quick-Reference Information," under the heading "Length Of Service Required For Benefits," there is a table showing what percentage of these accounts you get. (To figure out your length of service, see the section entitled "How Your Length Of Service Is Calculated.")

         FORFEITURES. Aside from normal and early retirement and disability, if your employment terminates before you have completed at least 3 years of service, you are not entitled to any of the money in your match account or profit sharing account or any of the stock or cash in your employer stock account. As soon as you suffer a break in service year (as described below under the heading "How the Length of Your Service Is Calculated"), those accounts are forfeited.

         If you have completed at least 3 years of service but not 7 years of service, you are entitled to some but not all of the money (or stock) in those accounts. If you take the portion to which you are entitled, the balance is forfeited as soon as your suffer a break in service year. If you choose to leave the money in the plan, the balance is forfeited when you have five consecutive break in service years (or when you take the money, if you take it before then). With respect to your employer stock account, forfeitures are taken first from any cash in your account; they are taken from stock allocated to your account only as a last resort.

         If you are later re-employed, the amount of the forfeiture (with no adjustment for subsequent gains, losses, or expenses) will be restored to your accounts if, and only if, you re-pay the full amount that you previously received from the plan. Re-payment must be made within 5 years after you are first re-employed and before you suffer 5 break in service years in a row (as described below under the heading "How The Length Of Your Service Is Calculated").

         The money or stock to restore each of your accounts (match, profit sharing or employer stock) will come from forfeitures from accounts of the same type occurring during the same year when restoration is required. If those forfeitures are inadequate, the employer will contribute the balance in cash. Any balance of forfeitures from any one type of account (match, profit sharing or employer stock) during a plan year in excess of what is necessary to restore accounts of the same type during that year will be used as follows:

         - forfeitures from match accounts will be applied toward the employer's obligation to make matching contributions and allocated as if they were matching contributions, thus reducing the amount of cash contribution necessary from the employer to make the required matches,

         - forfeitures from profit sharing accounts will be allocated as if they were discretionary employer contributions, and

         - forfeitures from employer stock accounts will be allocated as if they were ESOP contributions.


         SOME SPECIAL RULES ABOUT TERMINATION OF EMPLOYMENT. When we say your "employment with the employer terminates," we mean that you are no longer employed by any employer that participates in the plan nor by any other member of the controlled group of trades or businesses (as described later in the plan under the heading "How The Length Of Your Service Is Determined"). In addition, we mean that you have a "separation from service" that permits you to receive your 401(k) contributions under the rules of section 401(k) of the Code and the regulations under that section.

                                 WHEN PAYMENT IS
                                  ACTUALLY MADE




         INTRODUCTION. The preceding section described what you are entitled to when you retire or your employment terminates for some other reason. This section will go on to describe when payment is actually made, which depends on a number of factors.

         NORMAL OR EARLY RETIREMENT OR DISABILITY. If you take normal or early retirement or suffer disability (as described in the preceding section), payment is made as soon as administratively possible after your termination of employment.

         OTHER TERMINATION OF EMPLOYMENT. If your employment terminates for any reason other than normal or early retirement or disability, the time of payment is different for different types of accounts.

         401(k) Account, After-Tax Account, Rollover Account
         ---------------------------------------------------

         Payment of the money in your 401(k) account, after-tax account, and rollover account (if you have them) is made as soon as administratively possible after your termination of employment.

         Match Account, Profit Sharing Account
         -------------------------------------

         Payment of your match account and profit sharing account (if you have them) will not be made until you have a "break in service." Breaks in service are described later in the plan under the heading "How the Length Of Your Service Is Calculated."

         Employer Stock Account
         ----------------------

         Payment of your employer stock account will be made:

         - in 1999, if your employment with the employer ended during 1996 or 1997,

         -  in 2000, if your employment with the employer ended during 1998, or

         - if your employment with the employer ends after 1998, as soon as administratively feasible after you suffer a break in service year (as described below under the heading "How the Length of Your Service Is Calculated").

Payment of your employer stock account will be made during the calendar quarter that corresponds to the calendar quarter in which your employment terminated. For example, if your employment terminated in the second quarter of 1997, payment of your employer stock account will be made in the second quarter of 1999.

         YOUR CHOICES ABOUT TIMING. If your entitlement is $5,000 or less, you do not have any choices about timing. You must take the money (or stock) when you are first entitled to payment. (For distributions before March 22, 1999, there was an additional rule that your entitlement was never more than $5,000 on the occasion of any previous distribution.) If your entitlement is $5,000 or less, the plan administrator will notify you and, if you don't initiate a withdrawal by calling the trustee, will direct the trustee to pay you your entitlement.

         But if your entitlement is more than $5,000, payment will not be made unless and until you apply for it. This gives you some ability to postpone payment. When you want to take the money (or stock), start the process by calling the trustee (Fidelity) at (800) 835-5092. The trustee will prepare the paperwork and send it to you. Then you check it, sign it if it's correct, and forward it to the plan administrator. The plan administrator will need a little time to process your application. If your application is approved, the plan administrator will direct the trustee to pay the money (or stock).

         The law says that, after your employment terminates, you must receive the money (or stock) no later than 60 days after the close of the plan year in which your employment terminated (or you attain age 65, if later) unless you choose not to take it. If you don't apply for the money by that date, we will interpret your silence as your choice not to take the money yet.

         LATEST POSSIBLE DATE TO TAKE THE MONEY (OR STOCK). While you have some ability to postpone payment of your benefit, you can't postpone it forever. Once your employment has terminated and you have reached age 70, you must at least begin to take the money by April 1 of the following year (that is, April 1 of the year following the year in which your employment with the employer terminates or you attain age 70, whichever comes later). Then you must take more by the end of that plan year and every following plan year on a schedule that does not extend beyond your life expectancy (or the joint life expectancies of you and your designated beneficiary). Life expectancy is determined by tables issued by the Internal Revenue Service and will be re-determined every year. (Of course, you may take all the money to which you are entitled at any time after age 70; you need not string it out.)

         Please note: There is a stricter rule for 5% owners. Any employee who is a 5% owner upon attainment of age 70 must begin to take the money by April 1 of the following year even if he or she remains employed.

         The plan administrator will pay you whatever is necessary to comply with this provision of the law (section 401(a)(9) of the Code, including the "minimum incidental death benefit" rules) even if you don't apply for payment. Payments that are required to be made under this section can not be transferred to another plan in a direct rollover.



                               HOW PAYMENT IS MADE




         INTRODUCTION. When your employment has terminated and the time comes for payment, the next question is, In what form is the payment made? This section will answer that question.

         ALL ACCOUNTS OTHER THAN EMPLOYER STOCK ACCOUNT. The normal form of payment for all accounts other than your employer stock account(if you have one) is payment in a single sum by check made payable to you.

         Alternatively, if you were a member of this plan (that is, the Retirement Plan) before May 1, 1992, you may choose to receive your benefit in the form of an annuity contract purchased from an insurance company, rather than in a lump sum payment. Because the rules are rather complicated and nobody has ever actually chosen to receive an annuity contract, we have relegated this alternative to its own section of the plan, near the end, entitled "Alternative Form of Payment for Grandfathered Members."

         EMPLOYER STOCK ACCOUNT. Now that the stock of Education Management Corporation is publicly traded, the form of payment of your employer stock account is always the same form in which your account is invested. That is, any stock in your account is paid in stock, either by having the stock issued in your name and sending the actual stock certificate to you or your account at some institution or, if the trustee can do it, by making a wire transfer to a brokerage account that you designate. Any cash is paid in the form of cash, except that you have the right to demand payment of the cash portion of your account in stock. Any remaining partial share of stock is paid in cash, of course.

         You may take payment of your employer stock account in a single payment. Or, if you prefer, you may take your account in annual installments over two, three, four or five years. If you take it in installments, each annual payment is equal to the amount in your account, divided by the number of remaining payments. For example, if you chose to take your employer stock account in annual installments over five years, when the first payment was to be made, there would be 5 remaining payments, so you would get 1/5 of the amount in your account at that time. The next year, there would be 4 remaining payments, so you would get 1/4 of the amount in your account at that time. Eventually, in the fifth year, there would be only 1 remaining payment, so you would get 1/1 (that is, all) of the amount in your account at that time.

         After receiving stock from the trustee, it's yours to keep or sell on the open market, as you see fit. (The stock is publicly traded.)

         HAVING THE MONEY TRANSFERRED DIRECTLY TO ANOTHER PLAN. Rather than taking the money (or stock) and paying taxes on it when the time comes for payment, you may be able to make a "direct rollover" to another plan. Direct rollovers can be made to plans of these types:

         - a pension, profit sharing or stock bonus plan that is qualified under section 401(a) of the Code, or

         - an individual retirement account or individual retirement annuity
(IRA), or

         -  an annuity plan described in section 403(a) of the Code.

This might happen, for example, if you get another job and the plan of your new employer will accept the transfer. Naturally, this plan will not make the transfer if the other plan will not accept it.

         All payments from this plan are eligible for direct rollover except the following:

         - any payment to the extent that it is required because you have reached age 70,

         - effective for payments after 1999, any hardship distribution of 401(k) contributions, and

         - any payment under an annuity contract that has been purchased for and given to you as described near the end of the plan in the section called "Alternative Form of Payment for Grandfathered Members."

         If the money that you are about to receive is eligible for direct rollover to another plan, the plan administrator will notify you and give you at least 30 days to decide whether you would like to have a direct rollover to another plan. On the other hand, you don't have to wait 30 days; you may take the money or do the direct rollover as soon as 7 days after receiving notification from the plan administrator, as long as you sign the appropriate form waiving your right to consider your decision for 30 days.

         "PUT" OPTION. In the unusual event that the stock of Education Management Corporation that you receive is subject to a restriction under any federal or state securities law, any regulation thereunder, or an agreement affecting the security, that would make the security not as freely tradable as a security not subject to restriction, you are entitled to make Education Management Corporation buy the stock back from you for cash. This is officially known as a "put option" and it also applies to any beneficiary of yours. Here are the rules:

         - You can exercise the put option at any time within 60 days after you get the stock or during a corresponding window period of 60 days during the following plan year. (The time will be extended by any period during which Education Management Corporation is prohibited by law from buying the stock back from you.)

         - You exercise your put option by notifying Education Management Corporation in writing.

         - Education Management Corporation will buy the stock back from you at fair market value, as determined by the ESOP Committee. Or, with the consent of Education Management Corporation, the trustee may buy the stock back from you at fair market value.

         - If the stock was distributed to you within a single taxable year and represented your complete entitlement under the plan, payment for your stock will be made in substantially equal installments (at least annually) over a period of not more than 5 years, as chosen by the purchaser, with the first payment within 30 days after you exercise the put option. The unpaid installments will bear a reasonable rate of interest and will be adequately secured by the purchaser.

         - On the other hand, if the stock is coming to you in installments, payment for your stock will be made within 30 days after you exercise the put option with respect to each installment.





                                HOW TO CLAIM YOUR
                                 MONEY OR STOCK




         INTRODUCTION. To claim your entitlement under the plan, start by calling the trustee (Fidelity). The trustee will talk with you about the options that are available and, when you decide what you would like to do, provide you with the application forms. Complete and return them to Human Resources at EDMC in Pittsburgh.

         FIRST-LEVEL DECISION. Applications are reviewed and approved on the 15th of the month and again on the last day of the month. After your application is approved:

         - For all accounts other than your employer stock account, you can expect to receive payment from the trustee within 7 to 10 days.

         - For your employer stock account, it takes the trustee about 4 to 6 weeks to issue a paper stock certificate. If you would prefer a wire transfer to a brokerage account of your choosing, ask the trustee whether wire transfers are available. If so, the trustee will provide you with the necessary information. Wire transfers (if available) can be made in 7 to 10 days.

         If your claim is denied, the plan administrator will respond to you in writing, point out the specific reasons and plan provisions on which the denial is based, describe any additional information needed to complete the claim, and describe the appeal procedure.

         APPEAL. If your claim is denied and you disagree and want to pursue the matter, you must file an appeal in accordance with the following procedure. You cannot take any other steps unless and until you have exhausted the appeal procedure. For example, if your claim is denied and you do not use the appeal procedure, the denial of your claim is conclusive and cannot be challenged, even in court.

         To file an appeal, write to the appeals authority identified at the beginning of the plan in the section called "Quick-Reference Information" stating the reasons why you disagree with the denial of your claim. You must do this within 60 days after the claim was denied. In the appeal process, you have the right to review pertinent documents. You have the right to be represented by anyone else, including a lawyer if you wish. And you have the right to present evidence and arguments in support of your position.

         The appeals authority will issue a written decision within 60 days. The appeals authority may, in its sole discretion, decide to hold a hearing, in which case it will issue its decision within 120 days. The decision will explain the reasoning of the appeals authority and refer to the specific provisions of this plan on which the decision is based.

         DISCRETIONARY AUTHORITY. The plan administrator and appeals authority shall have and shall exercise complete discretionary authority to construe, interpret and apply all of the terms of the plan, including all matters relating to eligibility for benefits, amount, time or form of benefits, and any disputed or allegedly doubtful terms. In exercising such discretion, the plan administrator and appeals authority shall give controlling weight to the intent of the sponsor of the plan. All decisions of the appeals authority in the exercise of its authority under the plan (or of the plan administrator absent an appeal) shall be final and binding on the plan, the plan sponsor and all participants and beneficiaries.




                                 PAYMENT BEFORE
                            TERMINATION OF EMPLOYMENT




         INTRODUCTION. Normally, your accounts will be paid after you retire (or your employment terminates for some other reason). But there are a few circumstances in which you can take money out of certain accounts even before your employment has terminated. This part of the plan explains those times.

         WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS. If you were a member of this plan (that is, the Retirement Plan) before May 1, 1992 and you made after-tax contributions, you may withdraw all or any portion of those contributions at any time upon request, except that if the value of your after-tax contribution account has declined below the amount of contributions that you made, you may only withdraw the lesser amount, of course.

         AGE 59. When you reach age 59, you may withdraw all or any portion of your 401(k) account upon request, except that withdrawal may not be made more often than once during each plan year, and the minimum withdrawal is $500.

         AGE 70. After you reach age 70, you may take all the money in all your accounts at any time upon request, even if you are still employed by the employer.

         HARDSHIP. If you suffer immediate and heavy financial need (whether or not you are still employed by the employer), you may be able to get some or all of your 401(k) contributions out of the plan. There are general eligibility rules, but there is also a "safe harbor." The "safe harbor" means that you qualify automatically for a hardship withdrawal under particular, narrow circumstances. We will describe the safe harbor eligibility rules first.

         Safe harbor. Under the safe harbor eligibility rules, the following four types of financial need automatically qualify for a hardship withdrawal:

         - medical expenses that would be deductible under section 213 of the Code,

         -  purchase of a principal residence for the employee,

         - payment of college or graduate school tuition (for the next school term only) for the employee, spouse, children or other dependents, or

         - the need to prevent eviction of the employee or foreclosure on his or her personal residence.

If you have one of those financial needs, you can get a hardship withdrawal (no more than the amount of the financial need, of course), provided that:

         - you have obtained all distributions and loans available under all plans of the employer;

         - all qualified plans of the employer provide that your 401(k) contributions and employee contributions (if applicable under the plan) will be suspended for at least 12 months following the distribution (this plan so provides if you choose to use this safe harbor); and

         - all qualified plans of the employer provide that the 401(k) contributions made during the year of the distribution will count against the $10,000 limit on 401(k) contributions (described later in this plan) for the calendar year following the calendar year of the distribution (this plan so provides if you choose to use this safe harbor).

         General eligibility rules. If you do not have one of the four "safe harbor" financial needs, or if you choose not to use the safe harbor, you may still qualify for a hardship withdrawal. The plan administrator will determine whether your financial need is immediate and heavy within the meaning of the plan, taking into account whether the need was predictable and within your control.

         The amount of hardship distribution that you can receive from the plan under the general eligibility rules is only that which is necessary to respond to the need after all other resources reasonably available to you have been exhausted. All other resources available to you will be considered to have been exhausted only if you truthfully affirm that the need cannot be met by insurance reimbursement, reasonable liquidation of your assets or assets of your husband or wife or minor children that are reasonably available to you, cessation of 401(k) contributions or employee contributions under any plan of the employer, borrowing from commercial sources or other distributions or non-taxable loans from any employer.

         Source of hardship distribution. A hardship distribution can be made from the contributions that were made by trading off pay. This really means just the contributions, not any earnings on those amounts, except that, if you were a member of the plan before January 1, 1989 and you made 401(k) contributions, then the earnings on those contributions up through December 31, 1988 can be taken into account.

         Application. If you suffer immediate and heavy financial need and want a hardship distribution from the plan, you need to do two things. First, get a form from your local director of human resources, fill it out and return it to the plan administrator. Then call the trustee (Fidelity) to set up your hardship withdrawal pending approval from the plan administrator.




                                 BORROWING MONEY
                               FROM YOUR ACCOUNTS




         INTRODUCTION. This is a retirement plan, and we do not encourage people to take loans from their accounts. Nevertheless, active employees (not retirees or other former employees) may borrow from their 401(k) account (and after-tax account and rollover account, if any), and this section of the plan will describe how much you can get and how to do it.

         ELIGIBILITY. Loans are available only to members of the plan who are receiving a paycheck from the employer. For example, loans are available to active employees, employees on paid leave of absence and former employees who are receiving severance pay. But loans are not available to other former employees (such as retirees) or to employees on unpaid leave of absence. In addition, under the law, loans are not available to anyone who is treated as an owner-employee under section 408(d) of ERISA or to the members of their families.

         NUMBER. You may have one home loan (as described below) and one personal loan (as described below) but you may not have more than one of each kind (that is, you may not have more than two loans).

         AMOUNT. The minimum loan is $1,000. The maximum loan is one-half of the sum of your 401(k) account and, if you have them, your rollover account and after-tax contribution account. The amount is judged at the time of your application for the loan.

         As an exception, you may never have loans outstanding of more than $50,000 from all plans of the employer and any other members of the same controlled group of trades or businesses. And the limit of $50,000 is reduced by the amount by which you have paid off any loans within the previous twelve months.

         EXAMPLE: In January, you took out a loan of $30,000. By December, you have paid it down to $25,000. Though the present balance is $25,000 and you might think that you could get another $25,000 loan, the amount that you paid off during the past year $5,000 counts against the $50,000 limit, so you can't get a loan of more than $20,000 now.

         PROMISSORY NOTE. Loans from the plan must be evidenced by a legally enforceable promissory note.

         TERM. You may choose the term of the loan, except that the term for a personal loan may not be more than five years and the term for a home loan may not be longer than twenty years. A "home loan" is a loan that is used to acquire a dwelling unit that, within a reasonable time after the loan is made, will be used as your principal residence. (Home improvement loans, loans to buy a second home, and loans to buy homes for other members of the family do not qualify as loans used to acquire a dwelling unit that will be used as your principal residence.) All other loans are "personal loans."

         INTEREST. Loans bear interest at the same rate charged by the employer's principal bank on loans of the same type. Specifically, loans used to acquire a dwelling unit that will be used as your principal residence bear the same interest rate as mortgage loans. All other loans bear the same rate of interest as secured personal loans. The rate is the rate quoted by the bank on the first business day of the month in which you request the loan.

         SOURCE AND APPLICATION OF FUNDS. The money to make a loan is obtained by liquidating investments in your 401(k) account. (If you have a rollover account or after-tax contribution account in addition to your 401(k) account, the money is taken from all of them proportionately.) The promissory note is then considered an asset of that account or accounts. When made, repayments (both principal and interest) are credited proportionately to the account or accounts from which the money was originally taken to make the loan.

         REPAYMENT. Repayment must be made on a schedule set out in (or attached to) the promissory note, requiring payment of principal and interest in regular, substantially equal installments over the term of the loan. Repayment must be made by payroll deduction from each paycheck (not counting mid-month advances for employees who are paid monthly).

         As an exception, the duty to pay according to the payment schedule will be suspended (but not for more than one year) while you are on a leave of absence without pay. When you return from the leave, the installment payments will resume in the original amount and the term of the loan will be extended by the same number of payments which were suspended. If such an extension would extend the term of the loan beyond five years (in the case of a personal loan) or twenty years (in the case of a home loan), however, a new installment payment schedule will be established instead, under which the new installment payments are sufficient to pay off the remaining balance of the loan by the end of the maximum five- or twenty-year period.

         As another exception, the duty to pay according to the payment schedule will be suspended if, and for as long as, you are performing military service within the meaning of the federal Uniformed Services Employment and Reemployment Rights Act of 1994. When you cease to perform such service, the installment payments will resume in the original amount and the term of the loan will be extended by the same number of payments which were suspended.

         SECURITY. As a condition of receiving a loan, you must post collateral by pledging as security for the loan fifty percent of your vested accrued benefit under the plan at the time when the loan is made.

         PRE-PAYMENT. You may pay the outstanding balance of a loan at any time without penalty for pre-payment.

         DEFAULT. If you fail to make the full amount of any required installment payment by payroll deduction, the loan will be considered in default, and the entire outstanding balance due and payable immediately, on the last day of the calendar quarter following the calendar quarter in which the installment payment was due. This may occur, for example, when your employment with the employer terminates or if you declare bankruptcy.

         If your loan goes into default and you do not pay the outstanding balance, the outstanding balance will be considered a "deemed distribution" for tax purposes to the extent provided in regulations of the Internal Revenue Service. When you become entitled to a distribution from the plan, the plan administrator will foreclose on your vested accrued benefit that was pledged as security for the loan in order to satisfy the unpaid balance of the loan, effectively offsetting the unpaid balance of the loan against the amount otherwise payable from the plan.

         In addition, all loans will be due and payable immediately upon distribution of assets in the event of termination of the plan.

         HOW TO APPLY. To get the ball rolling, call the trustee at (800) 835-5092. You will need to know the identification number that the trustee has assigned to this plan for its internal purposes, which is 90094.

         The trustee will check on the amount available in your account and talk to you about how much you would like, what the monthly payments would be, and what the length of the loan would be. When you are happy with the terms of the loan, the trustee will generate the loan application and send it to you. All you have to do is sign where indicated and send it on to Human Resources at EDMC in Pittsburgh.

         Loans are reviewed and approved on the 15th of each month and again on the last day of each month. If your loan is approved, you should expect to get a check from the trustee in 7 to 10 days. The payroll department will automatically start to withhold the loan payments from your paycheck.




                                IN CASE OF DEATH




         INTRODUCTION. If you die before your entitlement has been paid (such as while you are still employed by the employer), the plan will pay out all of the money (and stock) in all your accounts under the plan, regardless of how long you have worked for the employer. Whom it is paid to, and how, depends on a number of factors. This section will explain.

         Please note: If you are married at the time of your death, your choice of beneficiary cannot be honored for certain portions of your accounts unless your husband or wife consented before you died, in accordance with the rules explained in this section. This is called "spousal consent" and it is explained in this section under the heading "Naming your beneficiary and getting spousal consent."

         IF YOU'RE MARRIED AND YOU WERE A PARTICIPANT IN THE PLAN BEFORE MAY 1, 1992. If you were married at the time of your death and you were a participant in this plan (that is, the Retirement Plan) before May 1, 1992, then your accounts are divided up and paid out as follows:



                 PORTION SUBJECT TO SPOUSAL CONSENT                     PORTION NOT SUBJECT TO SPOUSAL CONSENT
                 ----------------------------------                     --------------------------------------


            This portion consists of:                                This portion consists of:

            -    half of your 401(k) account,                        -    the other half of your 401(k) account,
            -    half of your match account,                         -    the other half of your match account,
WHAT        -    half of your profit sharing account,                -    the other half of your profit sharing
            -    half of your after-tax account (if any), and             account,
            -    all of your employer stock account (if any).        -    the other half of your after-tax account (if
                                                                          any), and
                                                                     -    all of your rollover account (if any).


----------------------------------------------------------------------------------------------------------------------
            This portion is paid to your surviving husband or        This portion is paid to the beneficiary that you
            wife, unless, before your death, you named some          last designated on the records of the plan
 WHO        other beneficiary with the written consent of the        administrator before you died.  Your surviving
            husband or wife who survives you (as described           husband or wife does not have to consent to your
            below).                                                  choice of beneficiary for this portion of your
                                                                     accounts.

----------------------------------------------------------------------------------------------------------------------


            It is paid in a single sum, if the recipient so          It is paid in a single sum to the designated
            chooses. (If the recipient is your surviving             beneficiary. (If your designated beneficiary is
            husband or wife, he or she may make a direct             your surviving husband or wife, he or she may
            rollover into an IRA.)                                   make a direct rollover into an IRA.)
HOW
            If the recipient does not make a choice, this
            portion of your accounts (except for your
            employer stock account, which is always paid in
            a single sum) will be applied to the purchase of
            an annuity contract from an insurance company,
            in which the insurance company promises to
            make monthly payments to the recipient for as
            long as he or she lives.


         IF YOU'RE MARRIED AND BECAME A PARTICIPANT IN THE PLAN ON OR AFTER MAY 1, 1992. If you were married at the time of your death but you became a participant in this plan (the Retirement Plan) on or after May 1, 1992, then the money (or stock) will be paid to your surviving husband or wife in a single payment, unless, before your death, you named some other beneficiary with the written consent of the husband or wife who survives you (as described below). If the recipient is your surviving husband or wife, he or she may make a direct rollover into an IRA.

         IF YOU'RE NOT MARRIED. If you are not married at the time of your death, then the money will be paid to whomever you named as your beneficiary before your death. (If you and your husband or wife die simultaneously, so that you do not have a "surviving spouse," you will be treated as if you were unmarried at the time of your death, and this paragraph will apply.)

         NAMING YOUR BENEFICIARY AND GETTING SPOUSAL CONSENT. You can name your beneficiary at any time before your death by completing a form from the plan administrator and returning it to the plan administrator. Your beneficiary is whomever you last named on the records of the plan administrator.

         Please note: Only you can change your beneficiary, and you can only do it by filing a new beneficiary designation with the plan administrator. Death or divorce does not automatically change your beneficiary. Because there is some disagreement among the federal courts on how to apply this provision, however, you should always make a new beneficiary designation after a divorce, even if you want to keep the same person as your beneficiary.

         If you have named a beneficiary in place of your surviving husband or wife, your choice of beneficiary will not be honored for any portion of your accounts that is subject to spousal consent unless your surviving husband or wife has consented in writing (or can't be located). The plan administrator has a form for this purpose, which must be completed, signed by your husband or wife, witnessed by a notary public, and filed with the plan administrator before you die.

         If you complete and file the form with the plan administrator and then want to change your mind (that is, you would like to go back to having your husband or wife as your beneficiary), you can withdraw the form just by filing a new beneficiary form with the plan administrator any time before you die.

         If money should be paid to a beneficiary, but you have not named a beneficiary or your beneficiary does not survive you, the money will be divided among the people in the first of the following classes that contains a survivor:
(a) your surviving husband or wife, (b) your children, (c) your parents, (d) your brothers and sisters, or (e) your estate.

         CLAIMING YOUR ACCOUNTS. To claim the money, your husband, wife or other beneficiary should contact the plan administrator, get an application form, and follow the same procedure as you would have done to claim the money. While we expect payment to happen as soon as administratively possible after your death, we must recite here, in accordance with IRS rules, that all of your accounts must be completely paid out not later than five years after your death.




                           CHILD SUPPORT, ALIMONY AND
                          PROPERTY DIVISION IN DIVORCE




         INTRODUCTION. The plan will honor certain court orders made in the context of family law, child support, alimony and division of property in divorce. This means that part of your account may have to be paid to someone else; you may not get all that you are expecting. This section of the plan will explain when and how that can happen.

         WHAT A DOMESTIC RELATIONS ORDER IS. It is a judgment, decree or order of a court (including approval of a property settlement) made pursuant to state domestic relations law (including a community property law) that provides child support, alimony payments, or marital property rights to your spouse, former spouse, child or other dependent.

         The plan will not honor a domestic relations order unless it specifies:

         -  that it applies to this plan,

         - your name and last known mailing address, as well as the name and last known mailing address of anyone else who is supposed to get payments,

         - the amount or percentage of your benefits that are supposed to be paid to someone else, or the manner in which the amount or percentage is to be determined, and

         -  the number of payments or the period to which the order applies.

         Also, the plan will not honor a domestic relations order if it attempts to require the plan to:

         -  provide increased benefits,

         - provide any type or form of benefit, or any option, that is not already provided for here in the plan document (except to the extent specifically permitted by the Code), or

         - pay to anyone any benefits that are already required to be paid to someone else under a previous domestic relations order.


         WHAT HAPPENS WHEN A DOMESTIC RELATIONS ORDER COMES IN. When a domestic relations order comes to the plan administrator, the plan administrator will first notify you and everyone else who is supposed to get part of your benefit under the order that the order has come in. The plan administrator will also tell you about the following procedure for deciding whether to honor the order.

         Next, the plan administrator will separately account for the benefits that, under the order, would be paid to someone other than you and hold onto them while deciding whether to honor the order.

         Next, the plan administrator will decide whether the plan should honor the order, applying the rules that are described in this section of the plan. When the decision is made, the plan administrator will notify you and everyone else who is supposed to get part of your benefit.

         If the plan administrator decides that the plan will honor the order, the plan administrator will proceed to make the payments required by the order (or schedule them for future payment, if they are not due yet). If the plan administrator decides that the plan cannot honor the order, the plan administrator will make payment as if there had been no order.

         In the unlikely event that the plan administrator cannot decide whether the plan should honor the order within 18 months after the first payment should have been made under the order, the plan administrator will make payments as if there had been no order until the decision is made, and then make future payments (but no past payments) in accordance with the decision.

                             HOW THE LENGTH OF YOUR
                              SERVICE IS CALCULATED




         INTRODUCTION. The length of your service with the employer can matter for two reasons under the plan: for getting into the plan and for deciding what portion of your account you are entitled to if you leave before retirement or disability. This part of the plan will explain how to calculate the length of your service.

         Two notes before we start. First, this section of the plan describes the rules currently in effect. Other rules may have been in effect for earlier periods, such as before ERISA took effect and before the Retirement Equity Act took effect. Those earlier rules continue to apply to service that was rendered before those laws took effect. Second, any special arrangements that might be made for employees of new participating employers are described at the end of the plan in the section called "Special Arrangements for New Participating Employers."

         12-MONTH PERIODS. The plan looks at how many hours of service you have in certain 12-month periods.

         Getting into the plan. For the purpose of joining the plan, the first 12-month period runs from your date of hire to the first anniversary of your date of hire. After that, the 12-month period is the plan year, beginning with the plan year in which the first anniversary of your date of hire occurs.

         Portion of your account. For the purpose of determining what portion of your account you are entitled to if you leave before retirement or disability, the 12-month periods are plan years. At the beginning of the plan, in the section called "Quick-Reference Information," it shows what the plan year is.

         YEARS OF SERVICE. Your length of service is measured in full years. You get credit for a year of service if you complete 900 hours of service during that 12-month period. You get credit for the year whenever you have accumulated 900 hours of service, regardless of what happens during the rest of the year. (This is entirely independent of whether you are working in the classification of employees covered by the plan.)

         However, years of service can be cancelled by breaks in service, as explained below.

         FULL-TIME EMPLOYEES. Full-time employees are credited with 45 hours of service for each week in which they receive credit for one hour of service for performing services for the employer. A full-time employee for this purpose is any employee who works the regularly scheduled full work week as established by normal office hours for the location where the employee is employed.

         PART-TIME FACULTY. Part-time faculty are credited with 1.88 hours of service for each one hour of actual classroom time in recognition of the required preparation for classroom time. For this purpose, any faculty member who is assigned to teach less than a full work week will be considered part-time faculty.

         OTHER PART-TIME EMPLOYEES. Part-time employees other than faculty receive credit for each clock hour for which the employee is paid (or entitled to payment) by the employer. It doesn't matter how much you are paid for that hour; an overtime hour is still one hour.

         Working hours. Hours of service naturally include hours when you are actually working as an employee.

         Non-working hours. They also include hours when you are still an employee but not working due to vacation, holiday, illness, layoff, jury duty, military service, and leave of absence, if you are paid (or entitled to payment) for those hours by the employer. The number of hours credited for a time when you were not working is the number of regularly scheduled working hours in the period for which you are paid. For example, if a day consists of 8 regularly scheduled working hours and you are paid for a day of vacation, you get credit for 8 hours of service.

         As an exception, no more than 501 hours of service will be credited for any one, continuous period during which you were not working (or, in the case of back pay, would not have been working).

         As another exception, payments made solely to comply with workers' compensation, unemployment compensation, or disability insurance laws, and payments that reimburse you for medical expenses, do not result in credit for hours of service.

         BACK PAY. If for some reason you don't work for some period but are later granted back pay for that time, hours of service include hours for which you are granted back pay. Credit for hours of service is allocated to the period when the work was (or would have been) performed.

         BREAKS IN SERVICE. If you complete fewer than 100 hours of service during one of these 12-month periods, that is a "break in service."

         The one exception is if you are absent due to pregnancy, birth (or placement for adoption), or caring for a child immediately after birth (or placement). If you don't have more than 100 hours of service in the year when absence begins but the hours that would normally have been credited for the absence during that year would bring your total over 100, then that 12-month period will not count as a break in service. (If you have more than 100 hours in the year when the absence begins, but you don't have more than 100 hours in the following year, this rule applies to the second year instead. That is to say, if you remain absent during the following year and the hours that would normally have been credited for the absence during the following year would bring your total over 100, then the following year will not count as a break in service.)

         HOW BREAKS IN SERVICE CANCEL YEARS OF SERVICE. A break in service cancels your credit for all prior years of service temporarily until you return to work and complete another year of service.

         A break in service cancels your credit for all prior years of service permanently if:

         - when the first break in service occurred, you had no entitlement to any portion of any account derived from employer contributions (within the meaning of section 410(a)(5)(D)(iii) of the Code); and

         -  you have at least 5 break in service years in a row; and

         - the number of break in service years is at least equal to your prior years of service.

         EXAMPLE: You accumulate 3 years of service. Then you have 1 break in service. Then you return to work. When you return, you have credit for no years of service (the break in service has temporarily cancelled all prior service credit). But suppose that, after returning to work, you complete another full year of service. Then you regain credit for the first 3 years, and you have credit for a total of 4 years of service.

         EXAMPLE: You accumulate 2 years of service. Then you have 5 consecutive breaks in service. Then you return to work. You have credit for no years of service, but even if you work another full year of service, you will still not regain any of your prior years of service. They were permanently cancelled because you had 5 consecutive breaks in service, which was equal to or greater than your prior service credit.

         SERVICE WITH RELATED EMPLOYERS. Service with someone other than the employer still counts for the purpose of calculating the length of your service with the employer under this section of the plan if it was performed at a time when the employer maintained this plan and it was performed for:

         - a corporation which, at that time, was under common control with the employer under section 414(b) of the Code, or

         - a trade or business which, at that time, was under common control with the employer under section 414(c) of the Code, or

         - an entity which, at that time, was a member of an affiliated service group with the employer under section 414(m) of the Code, or

         - an entity which, at that time, was required to be aggregated with the employer under section 414(o) of the Code (including the regulations under that section).

         Please note: service with related employers does not count for any other purpose under the plan. Specifically, you are not entitled to get into the plan or to get a share of the employer contributions if you are working for anyone other than the employer.




                                 WHEN YOU RETURN
                              FROM MILITARY SERVICE




         INTRODUCTION. There are a few special rules to accommodate employees who enter military service and then return to employment with the employer, and they are listed in this section. These rules apply only to employees who are entitled to re-employment under the federal Uniformed Services Employment and Reemployment Rights Act of 1994 (which is called "USERRA"), as it may be amended from time to time, which contains detailed rules about what "military service" is, how long an employee can be absent, when the employee must return, and other conditions such as an honorable discharge. If you do not meet the requirements of USERRA, this section of the plan does not apply to you.

         Please note: It is your responsibility to let the plan administrator know if you are returning from military service, so that this section of the plan can be appropriately applied.

         BREAK IN SERVICE. If you are entitled to re-employment and are in fact re-employed in accordance with USERRA, you will not be considered to have incurred a break in service (as described in the preceding section of the plan) by reason of that military service.

         401(k) CONTRIBUTIONS. You obviously were not in a position to make 401(k) contributions to the plan during your military service. But if you are entitled to re-employment and are in fact re-employed in accordance with USERRA, you are entitled to "make up" those contributions. Here's how:

         - Besides the amount of contributions that you could ordinarily get by trading off your pay for contributions to the plan, you may trade off additional pay (that is, pay for work performed after you are re-employed) for additional contributions to the plan.

         - The maximum amount of additional contributions that you can get by trading off your pay is the maximum amount that you could have gotten if you had not been absent in military service.

         - You can make these additional 401(k) contributions any time beginning on your re-employment and ending after a period equal to three times your period of military service (or five years, whichever comes first). For example, if your military service lasted 10 months, you can make these additional 401(k) contributions over a period of 30 months, beginning with your date of re-employment.

         MATCHING CONTRIBUTIONS. If you choose to make the additional 401(k) contributions referred to in the preceding paragraph, your employer contribution account will be credited with the corresponding matching contributions that it would have received if you had not been absent in military service. (Your account will not be credited with investment earnings on those amounts that you might have earned if you had not been absent in military service.)

         PROFIT SHARING CONTRIBUTIONS AND ESOP CONTRIBUTIONS. If you are entitled to re-employment and are in fact re-employed in accordance with USERRA, your profit sharing account will be credited with the employer profit sharing contributions (and your employer stock account will be credited with the ESOP contributions) that you would have received if you had not been absent in military service. This means contributions only; your account will not be credited with investment earnings on those amounts or forfeitures that you might have received if you had not been absent in military service.

         YOUR "PAY". For the purpose of this section of the plan, you will be treated as though you received pay at the same rate that you would have received if you had not been absent in military service (including raises, for example, that you would have received if you had not been absent). If the amount of pay cannot be determined with reasonable certainty, you will be treated as though you continued to receive pay during your absence at the same rate as your average rate of pay from the employer during the 12 months before you entered military service.

         PERCENTAGE OF ENTITLEMENT TO EMPLOYER ACCOUNTS. If you are entitled to re-employment and are in fact re-employed in accordance with USERRA, you will be given credit for that period of military service when the plan administrator calculates the percentage of your employer contribution accounts to which you are entitled on the table under the heading "Length Of Service Required For Benefits" in the section called "Quick-Reference Information."

         LIMITS AND TESTING. Contributions made under this section of the plan because of USERRA:

         - will not be taken into account at all for the purpose of the utilization test described in the section entitled "Maximum Amount of 401(k) Contributions" or the section entitled "Maximum Amount of Matching Contributions";

         - will not cause the plan to fail to meet the requirements in the section entitled "Improvements When the Plan is Top-Heavy";

         - will be subject to the limits in the year when they would have been paid if you had not entered military service (rather than the year in which they are actually paid under this section) for the purpose of the $10,000 limit described in the section entitled "Maximum Amount of 401(k) Contributions" and the section entitled "Maximum Amount of Total Contributions" and will be ignored when applying those limits to the other contributions actually paid for those years.

                                  WHAT THE PLAN
                               ADMINISTRATOR DOES




         INTRODUCTION. The plan administrator has all rights, duties and powers necessary or appropriate for the administration of the plan. Many of those functions are described elsewhere in the plan. This section will mention some others.

         Please note: The description in this section of certain responsibilities imposed by law is solely for convenient reference by the plan administrator and is not intended to alter or increase those duties or transform them into contractual duties.

         REPORTING AND DISCLOSURE. The plan administrator will provide a copy of this plan to each new member of the plan no later than 90 days after joining the plan.

         The plan administrator will prepare and file the annual return/report (Form 5500) for the plan each year, if required. For that purpose, the plan administrator will retain an independent qualified public accountant (within the meaning of ERISA) to perform such services as ERISA requires.

         After filing the annual return/report, the plan administrator will distribute to all participants and to all beneficiaries receiving benefits the "summary annual report" if required by ERISA.

         The plan administrator will furnish to any participant or beneficiary, within 30 days of a written request, any and all information required by ERISA to be provided, including copies of the plan and any associated trust agreements and insurance contracts. The participant must pay the plan the actual cost of copying (unless that is more than the maximum permitted by ERISA, in which case the plan administrator will charge the maximum permitted by ERISA).

         BONDING. The plan administrator will assure that all "plan officials" who are required by ERISA to be covered by a fidelity bond are so covered.

         NUMERICAL TESTING. It is the responsibility of the plan administrator to monitor compliance with the following sections of the plan regarding (1) the maximum amount of 401(k) contributions, (2) the maximum amount of matching contributions, (3) the maximum amount of total contributions, and (4) top-heavy. It is the plan administrator's responsibility to take whatever action is required by those sections.

         PROHIBITED TRANSACTIONS. ERISA prohibits a variety of transactions, most involving "parties in interest." The plan administrator will not cause the plan to engage in any transaction that is prohibited by ERISA.

         EXPENSES. The expenses of administering the plan will be paid out of the plan assets. They may include, for example, fidelity bond premiums, trustee and investment management fees, and professional fees.

         If the plan administrator is a full-time employee of the employer, then the plan administrator will not receive any compensation from the plan for serving as plan administrator but will be reimbursed for expenses.

         LIMITATION. The plan administrator does not have any authority or responsibility to perform any of the functions that are described in the following section as employer functions. Specifically:

         - The plan administrator must accept as a fact the employment information furnished by the employer. The plan administrator has no authority or responsibility with regard to the employment relationship, and any disputes over the employment history are strictly between the employer and the employee. To the extent possible, the plan administrator will, of course, give effect under the plan to any new or corrected employment information furnished by the employer.

         - The plan administrator has no authority or responsibility for collecting employer contributions.




                             WHAT THE EMPLOYER DOES




         INTRODUCTION. The sponsor and the participating employers have functions entirely different from the administration functions that are performed by the plan administrator. This section will identify those functions.

         ESTABLISHMENT. The sponsor was responsible for establishing the plan in the first place. That included establishing all the terms of the plan as set forth in this document.

         CONTRIBUTIONS. The employer contributes to the plan as described above in the sections entitled "Trading Off Your Pay For Contributions To The Plan," "Matching Contributions," "Profit Sharing Contributions and Forfeitures," and "ESOP Contributions and Forfeitures." In addition, the employer may, but does not have to, pay any expenses of the plan, so that they are not charged against the plan assets.

         EMPLOYMENT RECORDS. Since the plan administrator does not employ the employees who are members of the plan and does not keep employment records, it is the responsibility of the employer to provide to the plan administrator whatever information the plan administrator needs to apply the rules of the plan.

         INSURANCE AND INDEMNIFICATION. The employer will provide fiduciary liability insurance to, or otherwise indemnify, every employee of the employer who serves the plan in a fiduciary capacity against any and all claims, loss, damages, expense, and liability arising from any act or failure to act in that capacity unless there is a final court decision that the person was guilty of gross negligence or willful misconduct.

         CHANGING THE PLAN. The sponsor has the right to change the plan in any way and at any time and does not have to give any reason for doing so. These changes can be retroactive.

         For example, the plan names the plan administrator, the trustee, any investment manager or insurance company, and the appeals authority (they're all shown at the beginning of the plan in the section called "Quick-Reference Information"). The sponsor has the right to amend the plan to replace any of those individuals or firms at any time and without giving any reason.

         Exceptions. The Code says that no amendment can be adopted that would make it possible for the assets of the plan to be used for, or diverted to, purposes other than the exclusive benefit of participants and beneficiaries, and the plan adopts that language but only to the extent (and with the same meaning) required by the Code.

         The plan also adopts, but only to the extent and with the same meaning required by the Code, the Code prohibition on amendments which have the effect of reducing the "accrued benefit" of any member of the plan (including the provision of the Code which imposes the same prohibition on amendments eliminating or reducing an early retirement benefit or a retirement-type subsidy or eliminating an optional form of payment).

         Changes made by the sponsor may be made by resolution of the board of directors of the sponsor adopted in accordance with the by-laws of the sponsor. Alternatively, changes that do not materially increase the liability of the sponsor or any participating employer under the plan may be made by the Retirement Committee of the sponsor, as long as any such amendment is reflected in a writing that is formally designated as an amendment to this plan, is adopted by the unanimous consent of the members of the Retirement Committee, and is broadly applicable to participants under the plan (rather than targeted at any individual or small group of participants). For this purpose, the decision to admit a new participating employer will be considered as not materially increasing the liability of the sponsor or any participating employer under the plan.

         ENDING THE PLAN. The plan has no set expiration date; when it was established, it was not intended to be temporary. Nevertheless, the sponsor has the right to end the plan (in whole or in part) at any time and without giving a reason for doing so. The procedure for the sponsor to end the plan is the same as for changing the plan, as described in the preceding paragraph. In addition, any participating employer may withdraw from participation in the plan at any time and without giving a reason for doing so.

         If there is a "termination" or "partial termination" of the plan within the meaning of Treasury Regulation 1.411(d)-2 (sorry, but it's too difficult to try to describe what that is, particularly because it is not the same as ending the plan) or a complete discontinuance of contributions, everyone who is affected by the termination or partial termination or complete discontinuance of contributions and who is still a member of the plan at that time will automatically be advanced to 100% on the table at the beginning of the plan in the section called "Quick-Reference Information" under the heading "Length Of Service Required For Benefits," regardless of their length of service. For this purpose, those whose employment previously terminated at a time when their percentage was zero will be considered to have been "cashed out" at zero and will no longer be considered participants.




                                MAXIMUM AMOUNT OF
                              401(k) CONTRIBUTIONS




         INTRODUCTION. The Code puts a couple of different limits on the amount that you can cause the employer to contribute to the plan by trading off your pay. This part of the plan describes them.

         $10,000 LIMIT. Contributions that you cause the employer to make by trading off your pay cannot be more than $10,000 in any one calendar year. And we are not talking just about this plan. This limit applies to any and all plans of any and all employers, including 401(k) plans, simplified employee pension plans, and 403(b) tax-sheltered annuities.

         The $10,000 figure changes from time to time according to the cost-of-living. The plan administrator can tell you what the exact figure is for this year. In the paragraphs that follow, however, we'll keep saying "$10,000" just because it's easier that way.

         IF THE $10,000 LIMIT IS EXCEEDED. There are two ways in which the $10,000 limit might be exceeded. First, although this plan prohibits 401(k) contributions of more than $10,000, a mistake might be made. In that case, as soon as the mistake is discovered, the plan administrator will simply return any and all 401(k) contributions that were more than $10,000 for a given plan year, adjusted for any income or loss experienced while the excess was in the plan.

         Second, although 401(k) contributions to this plan are not more than $10,000, you might have worked for some other employer during part of the year and the total of 401(k) contributions made to this plan and the plan of that other employer might be more than $10,000. In that case, you may withdraw all or part of the excess from this plan (not more than the 401(k) contributions that were actually made to this plan, of course), as long as you give the plan administrator written notice which is received by the plan administrator no later than March 15 of the calendar year following the year in which the excess 401(k) contributions were made. Then the plan administrator will return the amount that you have designated, adjusted for any income or loss experienced while the excess was in the plan.

         UTILIZATION TEST. How much employees at the top of the organization can trade off pay for contributions depends on how much all the other employees trade off their pay for contributions. You only have to worry about this if you are at the top of the organization. We will call these people "restricted employees."

         WHO THE RESTRICTED EMPLOYEES ARE. The restricted employees are determined each year. They are anybody who owned 5% or more of the employer during that year or the preceding year. They are also anybody who had compensation from the employer during the preceding year of more than $80,000. (The dollar figure changes slightly from year to year according to the cost-of-living. The plan administrator can tell you what the exact figure is for this year.)

         Special rules for former employees. Former employees are considered restricted employees if they were restricted any time after age 55 or they were restricted when they left the employer.

         Special rule for non-resident aliens. Non-resident aliens who have no U.S.-source income are not taken into account at all when applying this part of the plan.

         PERFORMING THE UTILIZATION TEST. First, the plan administrator will identify all the restricted employees who are eligible to choose 401(k) contributions to the plan for the plan year being tested (whether or not they have chosen to trade off pay for contributions). The plan administrator will figure, separately for each such employee, what percent of pay he or she has traded off for contributions. For employees who have chosen not to trade off pay for contributions, this percentage will be zero. The plan administrator will then average all of those percentages.

         Second, the plan administrator will focus on the year before the year being tested, identifying those individuals who were not restricted employees but were eligible to choose 401(k) contributions to the plan for that plan year (whether or not they chose to trade off pay for contributions). The plan administrator will figure, separately for each such employee, what percent of pay he or she traded off for contributions during the preceding year. Once again, for employees who chose not to trade off pay for contributions, this percentage will be zero (except to the extent that the employer chooses to make "qualified nonelective contributions" as described below). The plan administrator will then average all of those percentages. (As an exception for 1997 only, instead of using the year before the year being tested, the administrator may use the year being tested.)

         Please note: In calculating these averages, the plan administrator may take advantage of any special rules provided in the law or in published guidance from the IRS. For example, the plan administrator may exclude from the calculation entirely individuals who are not restricted employees and who have neither attained age 21 nor completed one year of service with the employer. Alternatively, the plan administrator may consider all individuals who have neither attained age 21 nor completed one year of service with the employer, whether they are restricted employees or not, as a separate plan for this purpose, as long as the coverage rules of section 410(b) of the Code would be met by both this plan and the separate plan.

         In calculating these percentages, the plan administrator will take into account only pay that, but for the choice to trade it off for contributions to the plan, would have been received by the employee in the appropriate plan year or is attributable to services performed in that plan year and would have been received by the employee within 2 months after the end of the plan year. In addition, 401(k) contributions will be taken into account for a plan year only if not contingent on participation or performance of services after the end of the plan year and actually paid to the trustee not later than 12 months after the end of the plan year.

         If the average for the employees who are not restricted was less than 2% in the preceding year, the average for the restricted employees in the year being tested cannot be more than twice that percentage. If the average for the employees who are not restricted was between 2% and 8% in the preceding year, the average for the restricted employees in the year being tested cannot be more than 2 percentage points higher. If the average for the employees who are not restricted was more than 8% in the preceding year, the average for the restricted employees in the year being tested cannot be more than 1.25 times that percentage.

         IF THE UTILIZATION TEST REVEALS A PROBLEM. If the average for the restricted employees is higher than it should be, the plan administrator will correct the problem by paying the contributions back to the restricted employees, as follows.

         Step 1 -- Calculating the total amount to be returned. The plan administrator will take the restricted employee with the highest percentage of 401(k) contributions and figure out how much of that employee's 401(k) contributions would have to be returned to that employee so that his or her percentage would be reduced enough to solve the problem for the whole group, but not more than would make the percentage of that employee's 401(k) contributions equal the percentage for the restricted employee with the second-highest percentage.

         If the problem has not been solved for the group as a whole, then the plan administrator will figure out how much of the 401(k) contributions of both of those people (the restricted employee with the highest percentage and the employee with the second-highest percentage) would have to be returned so that their percentage would be reduced enough to solve the problem for the whole group, but not more than would make the percentage for those two employees equal the percentage for the restricted employee with the third-highest percentage.

         If the problem has not been solved for the group as a whole, the plan administrator will keep doing this until the problem is solved. Then the administrator will complete step one by totalling the dollar amount of the contributions that would have to be returned to solve the problem. That is the total amount that will have to be returned.

         Step 2 -- Calculating how much is returned to each restricted employee. Now the administrator will take the restricted employee with the highest dollar amount of 401(k) contributions and return that employee's 401(k) contributions to him or her until (a) the total amount that has to be returned (as determined in step one) has been returned or (b) the dollar amount of that employee's 401(k) contributions has been reduced to the dollar amount of the restricted employee with the second-highest dollar amount of 401(k) contributions.

         If the total amount that has to be returned has not yet been returned, then the plan administrator will return the 401(k) contributions of those two employees (the restricted employee with the highest dollar amount and the employee with the second-highest dollar amount) to those two employees until (a) the total amount that has to be returned (as determined in step one) has been returned or (b) the dollar amount of those two employees' 401(k) contributions has been reduced to the dollar amount of the restricted employee with the third-highest dollar amount of 401(k) contributions.

         If the total amount that has to be returned (as determined in step one) has not yet been returned, the plan administrator will keep doing this until the total amount that has to be returned has been returned. It is understood that, after returning 401(k) contributions by this method, if the utilization test were to be run again, it might still not be passed, but the IRS has stated in Notice 97-2 that this is the method to be used and when this method has been followed, the utilization test is considered to have been satisfied.

         RETURNING EXCESS CONTRIBUTIONS. The concept of returning any excess contributions (due to either the $10,000 limit or the limitation on restricted employees) is simply to reverse the contributions as if they had never been made. If the contributions had never been made, of course, the employee would have received those amounts as pay and would have had to pay federal income tax on them. So you have to pay income tax on them when you get them back.

         When you get the excess contributions back depends on why you are getting them back:

         - If you are getting them back because of the $10,000 limit, you will get them back (including the allocable income or loss) by April 15 of the following year. The returned contributions are included in your taxable income for the previous year (the year when they were contributed), while the income on them is included in your taxable income for the year when you actually receive it.

         - If you are getting them back because of the utilization test, you will get them back (including allocable income or loss) by the end of the following plan year. The returned contributions and any allocable income are included in your taxable income for the year in which you actually receive them. (The only exception is the unlikely event that you get them back before March 15 of the following year, in which case they are included in your taxable income for the previous year.)

         The allocable income or loss is that portion of the total income or loss for the year for your 401(k) account which bears the same proportion to the total as the excess 401(k) contributions for the year bear to the account balance of your 401(k) account at the end of the year (minus the income (or plus the loss) on that account for the year).

         The amount of excess contributions returned to you because of the annual dollar limit will be reduced by any excess contributions previously returned to you because of the limitation on restricted employees for the plan year beginning with or within your taxable year. And the amount of excess contributions returned to you because of the limitation on restricted employees will be reduced by any excess contributions previously returned to you because of the annual dollar limit for your taxable year ending with or within the plan year.

         COMBINING PLANS. If two or more plans are aggregated for purposes of section 401(a)(4) of the Code or section 410(b) of the Code (other than section 410(b)(2)(A)(ii)), then all 401(k) contributions made under both plans will be treated as made under a single plan, for the purpose of this section of the plan. (Of course, the aggregated plans must comply with sections 401(a)(4) and 410(b) as though they were a single plan.) In addition, if a restricted employee is eligible to trade off contributions under two or more plans of the employer, those cash-or-deferred arrangements will be treated as a single arrangement, unless the applicable rules would prohibit permissive aggregation of those arrangements.

                                MAXIMUM AMOUNT OF
                             MATCHING CONTRIBUTIONS




         INTRODUCTION. Besides limiting the amount of 401(k) contributions that can be made on behalf of restricted employees, the Code also limits the amount of matching contributions that can be made for restricted employees both by themselves and when considered in combination with the 401(k) contributions. This part of the plan describes these additional limitations.

         MATCHING CONTRIBUTIONS BY THEMSELVES. The plan administrator will test the matching contributions by themselves by running the same test as described in the preceding section ("Maximum Amount of 401(k) Contributions"), taking into account all the same employees but using matching contributions rather than their 401(k) contributions.

         MATCHING CONTRIBUTIONS IN COMBINATION. If the utilization test for 401(k) contributions (described in the preceding section of the plan) and the utilization test for matching contributions (described in the preceding paragraph of this section) both show that the average for the restricted employees is more than 1.25 times the average for all other employees (after any corrective distributions), then the plan administrator must run this additional test.

         Step 1. The plan administrator will add the average percentage for the restricted employees under the trade-off test (already calculated under the preceding section of the plan) and the average percentage for the restricted employees under the matching test (already calculated under the preceding paragraph of this section).

         Step 2. The plan administrator will look at the average percentage for all other employees under the trade-off test (already calculated under the preceding section of the plan) and the average percentage for all other employees under the matching test (already calculated under the preceding paragraph of this section) and identify which is larger.

         Step 3. The plan administrator will take the larger number in Step 2 and multiply by 1.25, then take the smaller number and either add 2 percentage points or double it (whichever produces the lower number), and then add those two numbers together.

         Step 4. The plan administrator will take the smaller number in Step 2 and multiply by 1.25, then take the larger number and either add 2 percentage points or double it (whichever produces the lower number), and then add those two numbers together.

         Step 5. The plan administrator will see if the number in Step 1 is larger than both the number in Step 3 and the number in Step 4. If it is larger than both of them, the test is failed. If it is smaller than either of them, the test is passed.

         IF THIS TEST OF MATCHING CONTRIBUTIONS REVEALS A PROBLEM. If the matching contributions fail the tests in this section (either by themselves or in combination with the 401(k) contributions), then the plan administrator will return the excess matching contributions in the same manner as under the preceding section of the plan (which specifies how excess 401(k) contributions are returned). Alternatively, the employer may, but is not required to, solve the problem in whole or in part by making additional "qualified nonelective contributions" to the 401(k) accounts of employees who are not restricted, as described in the preceding section of the plan.




                                MAXIMUM AMOUNT OF
                               TOTAL CONTRIBUTIONS




         INTRODUCTION. Federal law sets a limit on how much money can go into your accounts in this plan in any one year. This section describes the limit. You don't have to worry about this, though; the plan administrator will pay attention to this section and make sure that the limit is not exceeded.

         25% OF PAY LIMIT. The total of employer contributions, employee contributions (if applicable), and forfeitures allocated to your accounts for any one plan year cannot be more than 25% of your compensation from the employer (or $30,000, whichever is less). (As the $30,000 figure rises in accordance with the cost of living, the new figure will automatically be applied here.)

         As an exception, forfeitures of stock that was acquired with the proceeds of an exempt loan will not count against the limit if no more than one-third of the employer contributions to this plan for a year which are deductible under section 404(a)(9) of the Code are allocated to highly compensated employees all within the meaning of section 415(c)(6) of the Code.

         If this limitation would be exceeded as a result of the allocation of forfeitures, a reasonable error in estimating your annual compensation, a reasonable error in determining the amount of 401(k) contributions that may be made on your behalf within this limitation, or any other facts and circumstances that the Commissioner of Internal Revenue finds justifies relief under this paragraph, the excess amounts otherwise allocable to your account for that plan year will be used to reduce employer contributions for the next plan year (and succeeding plan years, as necessary) for you, as long as you are covered by the plan at the end of that plan year. However, if you are not covered by the plan at the end of that plan year, the excess amounts will be held unallocated in a suspense account for that plan year and allocated and reallocated in the next plan year to all of the remaining participants in the plan in accordance with the rules set forth in subparagraph Treas. Reg. 1.415-6(b)(6)(i). Furthermore, the excess amounts will be used to reduce employer contributions for the next plan year (and succeeding plan years, as necessary) for all of the remaining participants in the plan.

         And, though it may never apply, the IRS requires us to say that the $30,000 limit is reduced by employer contributions allocated to any individual medical account which is part of a pension or annuity plan and contributions on behalf of a member of the concentration group, as described below under the heading "Improvements When the Plan Is Top-Heavy," to a separate account for post-retirement medical benefits pursuant to Code section 419A(d) prior to the employee's separation from service.

         IF THERE'S MORE THAN ONE DEFINED CONTRIBUTION PLAN. All "defined contribution" plans of the employer (that's what this is) are considered to be one plan, so that, if the employer runs any other defined contribution plans, the limit applies to the total contributions under all of those plans. These may be plans qualified under section 401(a) of the Code, annuity plans under section 403(a), annuity contracts under section 403(b), or simplified employee pension plans under section 408(k). But the limitation of this section of the plan will be applied first to the other plan or plans, reducing the annual additions under those plans to elimination before any reduction is applied under this plan.

         "Employee contributions" does not include rollover contributions from another plan and does not include employee contributions to a simplified employee pension plan that are excludable from gross income under section 408(k)(6) of the Code.

         IF THERE'S ALSO A DEFINED BENEFIT PLAN. There are some complicated mathematics if you are a participant in this plan and also a participant in any "defined benefit" plan that the employer has ever maintained (a pension plan that promises you a fixed pension calculated by a formula).

         In essence, the plan administrator must figure out how much of the maximum permissible benefit you are getting from the defined benefit plan and how much of the maximum permissible contributions you have gotten in this plan and then compare to be sure that they don't exceed the combined limit.

         Defined benefit fraction. The plan administrator will divide your projected annual benefit under the defined benefit plan as of the end of the year by either (i) 1.25 times the dollar limit in effect for that year under section 415(b)(1)(A) of the Code or (ii) 1.4 times your average compensation for your high 3 years under section 415(b)(1)(B), whichever is less. That will be your "defined benefit fraction."

         Defined contribution fraction. The plan administrator will divide the total annual additions (for this year and all prior years) to all of your accounts under this and all other defined contribution plans of the employer as of the close of the year by the sum, for all prior years of service with the employer, of either (i) 1.25 times the dollar limit in effect for that year under section 415(c)(1)(A) of the Code (without regard to section 415(c)(6) or (ii) 1.4 times 25% of your compensation for that year under section 415(c)(1)(B), whichever is less (figured separately for each prior year). That will be your "defined contribution fraction."

         The rule. The defined benefit fraction and the defined contribution fraction, when added together, cannot exceed 1. If there is a problem, then your benefit in the defined benefit plan will be reduced just enough to eliminate the problem. No change will be made in your accounts under this plan.

         RELATED EMPLOYERS. For the purpose of this section of the plan, all related employers are considered to be a single employer to the extent required by Code sections 414(b), (c), (m), and (o) and 415(h).

                              IMPROVEMENTS WHEN THE
                                PLAN IS TOP-HEAVY




         INTRODUCTION. The plan administrator has to monitor the plan year by year to see if the benefits of the plan are concentrated in a group of employees that we will call the "concentration group." If so, the plan is said to be "top-heavy" and several improvements are automatically made in the plan for that year. This section of the plan describes what the plan administrator does to figure out if the plan is top-heavy and what improvements are made if it is.

         Please note: This plan has never been top-heavy and is unlikely ever to become top-heavy. But the IRS makes us put these provisions in the document just in case.

         WHO IS IN THE CONCENTRATION GROUP. The plan administrator will first figure out who is in the concentration group for a given plan year. This is what the plan administrator will do:

         Officers. List each officer on the last day of each of the five preceding plan years and how much he or she made each year. Delete from the list anyone who did not make more than the defined benefit dollar limit in section 415 of the Code for that year.

         Find the highest number of employees of the employer at any time during the five preceding plan years, excluding employees who have not completed 6 months of service, employees who normally work less than 17 hours per week, employees who normally work during not more than 6 months during any year, employees who have not attained age 21, and employees included in a collective bargaining unit. And then delete from the list of officers as follows:

         - If the number of employees is less than 30, delete all but the 3 officers having the greatest aggregate compensation during those five years.

         - If the number of employees is more than 30 but less than 500, take 10 percent of that number, round to the next highest whole number, and then delete all but the resulting number of officers having the greatest aggregate compensation during those five years.

         - If the number of employees is more than 500, delete all but the 50 officers having the greatest aggregate compensation during those five years.

         Everybody left on the list is in the concentration group.

         5% Owners. List all employees who owned more than 5% of the value of the stock or voting power of the stock of the employer on the last day of the preceding plan year. All those people are in the concentration group.

         1% Owners. Separately for each of the five preceding years, list all employees who owned more than 1% (but not more than 5%) of the value of the stock or voting power of the stock of the employer on the last day of each year. Delete anyone who did not make more than $150,000 that year. (That figure is adjusted for the cost of living every year.) Everybody left on the list is in the concentration group.

          % Owners. Separately for each of the five preceding years, list all
employees who owned more than   % of the value of the stock or voting power of
the stock of the employer at any time during those five plan years. Delete the entry for any year if the employee did not make more than the defined contribution dollar limit in 415 that year. Select the 10 entries having the highest ownerships. (In case of a tie in ownership, the one with the higher compensation wins.) Those ten people are in the concentration group.

         PERFORMING THE CONCENTRATION TEST. To test for top-heaviness, the plan administrator will identify all pension, profit sharing and stock bonus plans of the employer in which any member of the concentration group participated in any of the preceding five years. (This includes plans that have previously been terminated if they were maintained at any time during those five years.) In addition, if any of those plans relies on the existence of some other plan in order to meet the coverage or nondiscrimination rules, then that other plan will also be thrown into the test. All of them will be tested together as if they were one plan.

         Defined benefit plans. For each defined benefit plan, the plan administrator will calculate the present value of each participant's accrued benefit as of the valuation date coincident with or last preceding the end of the last plan year, as if the participant terminated on the valuation date, using the same actuarial assumptions for all plans. This will include the value of nonproportional subsidies and accrued benefits attributable to nondeductible employee contributions (whether voluntary or mandatory). If there is no uniform accrual method under all such defined benefit plans, the plan administrator will determine the accrued benefit by applying the slowest accrual rate permitted under the "fractional rule" of Code section 411(b)(1)(C).

         Defined contribution plans. For each defined contribution plan (including this one), the plan administrator will calculate the account balance of each participant, as of the valuation date coincident with or last preceding the end of the last plan year. This will include contributions due by the last day of the last plan year.

         Add-backs. For both defined benefit and defined contribution plans, the plan administrator will add back in the value of all distributions made in those five years, except to the extent already taken into account.

         Exclusions. The plan administrator will exclude from the total all accrued benefits and account balances of persons who were members of the concentration group for prior years but are not members of the concentration group for the year being tested. The plan administrator will also exclude from the total all rollovers except those which (1) were not made at the initiative of the employee or (2) came from a plan of an employer required to be aggregated with this employer under section 414 of the Code.

         Concentration percentage. The plan administrator will divide the total accrued benefits and account balances of the members of the concentration group by the total accrued benefits and account balances of everyone in the plans. If the result is more than 60%, all the plans are top-heavy. If the result is 60% or less, none of the plans are top-heavy.

         Exception. If the percentage is more than 60%, but would not be more than 60% if another plan were added to the group of plans that are being tested (and that plan is one which could be added without taking the group out of compliance with the coverage and nondiscrimination rules), then none of the plans are top-heavy.

         CHANGES IF THE PLAN IS TOP-HEAVY. There are three changes that apply for a particular plan year if the plan is top-heavy for that year.

         Benefits in the event of termination of employment before retirement. If the plan is top-heavy for a particular year, then the schedule at the beginning of the plan in the section called "Quick-Reference Information" under the heading "Length Of Service Required For Benefits" may be changed for everyone who has at least one hour of service after the plan became top-heavy.

         - If that schedule provides for 100% after 5 years of service, it is changed to 100% after 3 years of service.

         - If it provides for gradually increasing percentages from 3 to 7 years of service, it is changed to provide the same progression but from 2 to 6 years of service.

         - If it already provides a schedule which is better than 100% after 3 years or graded from 2 to 6 years, then there is no change in the schedule.

         If, in a future year, the plan is no longer top-heavy, the schedule in "Quick-Reference Information" is reinstated, except that the reinstatement of the original schedule is treated as an amendment to the plan subject to the two limitations described below in the "Miscellaneous" section under the heading "Changes in the Vesting Schedule."

         Minimum contribution. For a year when the plan is top-heavy, each member of the plan who is not a member of the concentration group will receive an employer contribution on top of his pay of at least 3%, with three exceptions:

         - The percentage is not required to be greater than the highest percentage received for that year by anyone who is a member of the concentration group. In figuring that percentage, contributions made by trading off pay are counted as contributions, as are matching contributions.

         - If the employer also maintains a defined benefit plan that is top-heavy and that plan provides that the concentration requirements will be met by providing the minimum required accrual in that defined benefit plan, then there is no minimum contribution required in this plan.

         - If the employer also maintains a defined benefit plan that is top-heavy and that plan does not provide that the concentration requirements will be met by providing the minimum required accrual in that defined benefit plan, then the minimum contribution in this plan is 5%.

         The minimum contribution requirement applies to everyone in the plan who has not separated from service by the end of the plan year, including those who have not completed 1000 hours of service during the year and those who have not chosen to trade off pay for contributions. The minimum contribution requirement cannot be met by counting contributions made by trading off pay or matching contributions.

         Maximum amount of total contributions. Under the heading "Maximum Amount of Total Contributions," there are rules that apply when the employer maintains both this plan and a defined benefit plan. If the plan is top-heavy for a particular year, the factor of 1.25 is replaced with the factor of 1.0. (A corresponding change is made in the transition factor in section 415(e)(6)(B)(i).)

         There is one exception. If the concentration percentage is not more than 90%, the factor of 1.25 can still be used if each person in the plan who is not a member of the concentration group gets a minimum contribution of at least 4% (rather than 3%) or, if the employer also maintains a defined benefit plan, the defined benefit plan provides a minimum accrual of 3% per year of service (to a maximum of 30%).




                           ALTERNATIVE FORM OF PAYMENT
                            FOR GRANDFATHERED MEMBERS




         INTRODUCTION. For accounts other than employer stock accounts, the normal form of payment is a single payment of cash (sometimes called a "lump sum"). But if you were a member of this plan (that is, the Retirement Plan) before May 1, 1992, there is an alternative available. This section of the plan lays out that alternative form of payment. Remember, when we say "you" in this section of the plan, we are referring only to employees who were members of this plan (the Retirement Plan) before May 1, 1992.

         SINGLE EMPLOYEES. If you are not married on your "annuity starting date" (that's the first day of the first period for which benefits are payable, in the form of an annuity or otherwise), you may choose to have the plan purchase an annuity and give it to you. An annuity is an insurance contract, in which the insurance company promises to make monthly payments to you for as long as you live. If you would prefer, the plan can purchase an annuity that provides for payments after your death to a beneficiary (that you choose before the annuity is purchased), with the beneficiary receiving monthly payments for as long as your beneficiary lives after your death equal to at least 50%, but not more than 100%, of the amount that you were receiving before your death.

         Exactly what the monthly payments will be under any particular annuity depends on how much of your account balance is used to purchase the annuity and what type of annuity is purchased. In any event, the different annuities will all have the same actuarial present value, namely, the amount that is paid for them.

         If you would like to consider this alternative, please tell the plan administrator what options you would like to consider and who your beneficiary will be, so that the plan administrator can calculate how much your (and your beneficiary's) monthly pension would be in that form of payment.

         MARRIED EMPLOYEES. If you are married on your annuity starting date, you can take your entitlement in any of the annuity forms that we just described for employees who are single. However, if you choose any annuity other than an annuity with your husband or wife as the beneficiary receiving at least 50% of the amount that you were receiving before your death, you can get the optional form only if your husband or wife consents in writing in accordance with these rules:

         - You must fill out a form supplied by the plan administrator that explains the consequences of not taking an annuity that contains protection for your husband or wife.

         - Your husband or wife must sign the form too, and his or her signature must be witnessed by a notary public.

         - If you are choosing a form of payment with survivor payments to a beneficiary other than your husband or wife, the form must specify that other beneficiary and will apply only with respect to that beneficiary unless the form also states that you may change the beneficiary without getting any further written consent from your husband or wife.

         - And you must file the completed, notarized form with the plan administrator.

         You can complete and file the form any time during the 90 days immediately preceding your annuity starting date. (As required by law, forms completed or filed earlier than 90 days before your annuity starting date are invalid.) If you complete and file the form with the plan administrator and then want to change your mind (that is, you would like to go back to having an annuity for the life of both you and your husband or wife), you can withdraw the form just by telling the plan administrator any time before your annuity starting date.

         BENEFICIARY IS FIXED ON YOUR ANNUITY STARTING DATE. It is very important to note that, if your annuity involves a beneficiary (whether your husband or wife or some other person) that person is fixed on your annuity starting date and cannot be changed. For example, if you choose an annuity with payments after your death to your husband or wife, the "husband or wife" that will get payments after your death is the person that you are married to on your annuity starting date. If you get divorced later, that person will still be entitled to the pension after your death. And if you get re-married, your new husband or wife will not be entitled to any pension from this plan after your death. Therefore, if you are considering retirement and want an annuity but you are having marital difficulties, you might want to resolve the marital difficulties before your annuity starting date.

         Please note too: The plan will honor domestic relations orders in some circumstances. (See "Divorce, Etc.") For example, before your pension starts, a domestic relations order may require the plan to treat your former spouse as if he or she were your current spouse, in which case your pension will cover you and your former spouse; your current spouse will get nothing. After your pension has started, of course, no changes can be made under any circumstances.

         LEGAL LIMITATION ON AGE OF YOUR BENEFICIARY. If your beneficiary is not your husband or wife, the government has a rule that the present value of the payments that are expected to be made to you during your life must be more than 50% of the present value of the payments that are expected to be made to you and your beneficiary, which is a fancy way of saying that you cannot name a beneficiary who is too much younger than you are. The plan administrator will tell you if this rule creates a problem with your choice.

         NOTICE FROM THE PLAN ADMINISTRATOR. Be sure to let the plan administrator know when you are planning to retire. The plan administrator will provide you with a complete description of the annuities in which your pension can be paid, the requirements for choosing them, and all the necessary paperwork.

         The plan administrator must provide you with this information no earlier than 90 days before your "annuity starting date" and no later than 30 days before your "annuity starting date." Depending on when you tell the plan administrator about your plans and when the plan administrator can get this information out to you, your "annuity staring date" may have to be adjusted to fit these requirements. There are two possible exceptions:

         - You may choose to start your annuity less than 30 days after receiving the information from the plan administrator, as long as you are notified of your right to consider the information for 30 days and you sign a written form waiving that right, in which case your annuity can start as soon as 7 days after you received the information.

         - Your "annuity starting date" can actually be before you are provided with this information as long as you are notified of your right to consider the information for 30 days and payments do not actually begin until at least 7 days after you receive the information. (In this case, payment will be made retroactively to your annuity starting date.)




                             SPECIAL ESOP PROVISIONS




         INTRODUCTION. Since the Education Management Corporation Employee Stock Ownership Plan has been merged into this plan (the Education Management Corporation Retirement Plan), there are a number of special provisions from the Employee Stock Ownership Plan that need to be preserved in this plan. This section contains them.

         THE NATURE OF AN ESOP. This type of ESOP borrows money from a bank and uses it to buy stock of the sponsor Education Management Corporation. The stock is held as collateral for the loan. Then, from year to year, the employer makes cash contributions to the plan that are used to pay down the loan.

         As the loan is paid down each year, a corresponding amount of stock no longer needs to be held as collateral for the loan. The stock that is released is allocated among the employer stock accounts of the employees who are in the plan.

         Over time, the idea is that the loan will be completely paid off, which means that all of the stock will be released and allocated to the accounts of the employees in the plan. As a matter of fact, in this plan, that has already happened: the loan has been paid off and the stock has all been allocated to the employer stock accounts of the employees in the plan.

         INVESTMENT. Investments of employer stock accounts are made at the direction of the plan administrator. Since this is in part an ESOP, however, the assets of the employer stock accounts must be invested primarily in stock of Education Management Corporation. (If any future ESOP contributions are made or dividends are paid, the trustee must use them to buy more stock of Education Management Corporation to the extent that stock is available on terms that the plan administrator considers prudent.)

         Technically, this includes any "qualifying employer security" within the meaning of section 407(d)(5) of ERISA that also meets the requirements of section 409(l) of the Code. This includes common stock issued by Education Management Corporation that is readily tradable on an established securities market, as well as noncallable preferred stock (as long as it is convertible at any time into readily tradable common stock and the conversion price was reasonable when the noncallable preferred stock was acquired by this plan). The full definition is set out later in this section, but we will call this simply "stock" or "employer stock."

         Purchases of stock must be made at a price which, in the judgment of the plan administrator, does not exceed the fair market value of the stock. Sales of stock may be made to any person, except that if the buyer is a "disqualified person" under section 4975(e)(2) of the Code, the sales price may not be less than the fair market value of the stock and no commission can be charged on the sale. All sales will comply with section 408(e) of ERISA.

         There may also be a small amount of cash in employer stock accounts. It may be invested in bank accounts, certificates of deposit, securities, short-term funds maintained by the trustee, or any other kind of investment in accordance with the trust agreement, or it may simply be held in cash.

         "EMPLOYER SECURITIES". We said earlier that the stock must constitute "employer securities" under Code section 409(l). Here is the text of Code section 409(l) so there is no doubt about what we mean:

         "(1) IN GENERAL.--The term 'employer securities' means common stock issued by the employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market.

         "(2) SPECIAL RULE WHERE THERE IS NO READILY TRADABLE COMMON STOCK.--If there is no common stock which meets the requirements of paragraph (1), the term 'employer securities' means common stock issued by the employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of--

         "(A) that class of common stock of the employer (or of any other such corporation) having the greatest voting power, and

         "(B) that class of common stock of the employer (or of any other such corporation) having the greatest dividend rights.

         "(3) PREFERRED STOCK MAY BE ISSUED IN CERTAIN CASES.--Noncallable preferred stock shall be treated as employer securities if such stock is convertible at any time into stock which meets the requirements of paragraph (1) or (2) (whichever is applicable) and if such conversion is at a conversion price which (as of the date of the acquisition by the tax credit employee stock ownership plan) is reasonable. For purposes of the preceding sentence, under regulations prescribed by the Secretary, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

         "(4) APPLICATION TO CONTROLLED GROUP OF CORPORATIONS.--

         "(A) IN GENERAL.--For purposes of this subsection, the term 'controlled group of corporations' has the meaning given to such term by section 1563(a) (determined without regard to subsections (a)(4) and (e)(3)(C) of section 1563).

         "(B) WHERE COMMON PARENT OWNS AT LEAST 50 PERCENT OF FIRST TIER SUBSIDIARY.--For purposes of subparagraph (A), if the common parent owns directly stock possessing at least 50 percent of the voting power of all classes of stock and at least 50 percent of each class of nonvoting stock in a first tier subsidiary, such subsidiary (and all other corporations below it in the chain which would meet the 80 percent test of section 1563(a) if the first tier subsidiary were the common parent) shall be treated as includible corporations.

         "(C) WHERE COMMON PARENT OWNS 100 PERCENT OF FIRST TIER SUBSIDIARY.--For purposes of subparagraph (A), if the common parent owns directly stock possessing all of the voting power of all classes of stock and all of the nonvoting stock, in a first tier subsidiary, and if the first tier subsidiary owns directly stock possessing at least 50 percent of the voting power of all classes of stock, and at least 50 percent of each class of nonvoting stock, in a second tier subsidiary of the common parent, such second tier subsidiary (and all other corporations below it in the chain which would meet the 80 percent test of section 1563(a) if the second tier subsidiary were the common parent) shall be treated as includible corporations.

         "(5) NONVOTING COMMON STOCK MAY BE ACQUIRED IN CERTAIN
CASES.--Nonvoting common stock of an employer described in the second sentence of section 401(a)(22) shall be treated as employer securities if an employer has a class of nonvoting common stock outstanding and the specific shares that the plan acquires have been issued and outstanding for at least 24 months."

         VOTING. In a number of instances, you may be entitled to direct how the stock in your employer stock account is voted when votes of the shareholders of Education Management Corporation are taken. Here they are:

         - If any class of stock in the plan is required to be registered under section 12 of the Securities Exchange Act of 1934, as amended, then you are entitled to instruct the plan administrator how to vote the stock in your employer stock account to the extent required under section 409(e) of the Code.

         - As to any stock acquired by the ESOP with the proceeds of a loan with respect to which the lenders exclude from federal taxable income a portion of the interest pursuant to section 133 of the Code, you are entitled to instruct the plan administrator how to vote the stock in your employer stock account, to the extent required under section 133(b)(7)(A) of the Code.

         - In any event, you are entitled to direct the plan administrator how to vote the stock in your employer stock account with respect to any vote of shareholders on any corporate merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets, or a similar transaction, to the extent required by Sections 401(a)(22) and 409(e) of the Code and regulations thereunder.

         If you do not instruct the plan administrator how to vote the stock in your employer stock account (or if there is any stock that is not allocated to the accounts of the members of the plan), the plan administrator is entitled to instruct the trustee how to vote the stock, assuming that the instructions of the plan administrator are consistent with ERISA.

         DIVERSIFICATION. If you have reached age 55 and you have participated in the ESOP for at least ten years, you may choose to have some of the stock in your employer stock account sold and the proceeds transferred to your profit sharing account here in the plan, where it will be invested in accordance with the investment instructions then in effect for your profit sharing account. This is called "diversification."

         In measuring your period of participation in the ESOP, your participation in the ESOP while it was a separate plan before April 7, 1999 will obviously count; participation in this consolidated plan on and after April 7, 1999 will also count. And since the ESOP was only established effective January 1, 1989, ten years of participation in the ESOP obviously can't happen until the end of 1998.

         Your "window of opportunity." The opportunity to diversify your employer stock account begins as soon as you have attained age 55 and completed 10 years of participation in the plan (or upon the adoption of this edition of the plan, if later). For example, once this edition of the plan is adopted, if you have already completed 10 years of participation in the plan, it begins on your 55th birthday. On the other hand, if you reach age 55 before you have completed 10 years of participation in the plan, it begins after you have completed 10 years of participation.

         The opportunity continues for the rest of that plan year (the plan year in which you attained age 55 and completed 10 years of participation) and then for the next six full plan years.

         EXAMPLE: Your participation in the ESOP began effective January 1, 1989. You remain a participant through December 31, 1998, so that, as of January 1, 1999, you have completed 10 years of participation in the plan. This edition of the plan is adopted on April 7, 1999. Then you attain age 55 on September 12, 1999. You may diversify the investment of your employer stock account beginning on September 12, 1999. The opportunity continues for the rest of the 1999 and then for the next six full plan years, the years 2000, 2001, 2002, 2003, 2004 and 2005.

         What portion of your account can be diversified. There's a formula to determine what portion of your account can be diversified. It is:

         - 25% (or, in the case of the last year in which you can diversify, 50%) of the number of shares of stock that have ever been allocated to your account as of the most recent December 31 minus

         - the number of shares that you have previously asked to have diversified under this section.

         EXAMPLE: You may diversify the investment of your employer stock account beginning on September 12, 1999. As of December 31, 1998, the total number of shares of stock ever allocated to your account was 100 shares. That means you may diversify up to 25 shares of stock beginning on September 12, 1999.

         EXAMPLE CONTINUED: Suppose you choose to diversify 10 shares of stock in January of the year 2000. You still have the opportunity to diversify through the year 2005. Suppose that no additional shares are allocated to your account. Since the total number of shares ever allocated to your account is 100 and you have previously chosen to diversify 10 shares, you may diversify up to 15 more shares at any time through the year 2005.

         EXAMPLE CONTINUED: Suppose you diversify another 15 shares during the year 2001. You have now diversified 25 shares, so you are at the limit of 25%. But in the year 2005, the limit rises to 50%, so during the year 2005, you may diversify up to another 25 shares (for a total of 50 shares out of 100).

         How. Call the trustee (Fidelity) whenever you are eligible to diversify. The trustee will verify your eligibility against the information provided by the plan administrator, calculate the number of shares that are available to be diversified, and take your direction to diversify part or all of those shares.

         What happens. After receiving your call, the trustee (Fidelity) will take out of your employer stock account the number of shares that you have chosen to diversify. It will then sell them as soon as administratively possible on the open market. The money that it receives from selling those shares will be deposited in your profit sharing account here in the plan, where it will automatically be invested in accordance with the investment instructions then in effect for your profit sharing account.

         "NONTERMINABLE" PROTECTIONS AND RIGHTS. With one exception, stock will never be subject to a put, call or other option or a buy-sell or similar arrangement while held by and when distributed from this plan. The exception is that stock may be subject to a put option to the extent provided earlier in the plan in the section called "How Payment Is Made" under the heading "'Put' Option."

         This prohibition remains effective despite the fact that the ESOP loan has been repaid and regardless of whether the plan remains an ESOP in the future. And the provision of the plan regarding put options also remains effective despite the fact that the ESOP loan has been repaid and regardless of whether the plan remains an ESOP in the future.

         NON-ALLOCATION UNDER CODE SECTION 409(N). While there is no stock acquired in a transaction for which the seller has elected favorable tax treatment under section 1042 of the Code that remains unallocated at the present time, this section expresses a rule that was applied when the stock was allocated, for historical purposes only.

         No employer securities, or other assets attributable to or in lieu of such employer securities, acquired in such a transaction may be allocated directly or indirectly, to the Accounts of:

         -  such seller;

         - any individual who is related to the seller (within the meaning of Section 267(b) of the Code), or

         - any other individual who owns (directly or by attribution, after the application of section 318(a) of the Code applied without regard to the employee trust exception in section 318(a)(2)(B)(i) of the Code) more than 25% of (A) any class of outstanding stock of the employer or any affiliate, or (B) the total value of any class of outstanding stock of the employer or of any affiliate.

         The restriction on allocations to persons described in the first or second bullet points shall apply only during a nonallocation period which shall begin on the date of the section 1042 sale and end on the later of (A) the tenth
(10th) anniversary of the date of the section 1042 sale, or (B) the date of the allocation attributable to the last payment of principal and/or interest on the exempt loan incurred with respect to the section 1042 sale.

         The restriction on allocation to persons described in the second bullet point shall not apply to participants who are lineal descendants of the seller, except that the aggregate amount allocated to the benefit of all such lineal descendants during the nonallocation period shall not exceed 5% of the employer securities (or other amounts attributable to or in lieu thereof) held by the trust attributable to a section 1042 sale of employer securities to the trust by any person who is related (within the meaning of section 267(c)(4) to such lineal descendants.

         An individual shall be restricted under the third bullet point if he or she is described by that clause at any time during the one-year period ending on the date of the section 1042 sale or as of the date employer securities are allocated to participants.

                                  MISCELLANEOUS




         WHAT "PAY" OR "COMPENSATION" MEANS. With the three exceptions noted below in this section, when we refer to your "pay" or "compensation" we mean your taxable wages for the purpose of federal income tax as shown in the box labelled "Wages, Tips, Other Compensation" on your W-2, plus any amounts excluded solely because of the nature or location of the services provided. The period used to determine your pay or compensation for a plan year is the plan year.

         Adding back salary reduction amounts. "Pay" or "compensation" also includes salary reduction amounts under a cafeteria plan (Code section 125), a 401(k) plan (Code section Code section 402(e)(3)), a tax-sheltered annuity (Code section 403(b)), a simplified employee pension plan (Code section 402(h)) or an eligible deferred compensation plan of a tax-exempt organization (Code section
457).

         Excluding extraordinary items. For all purposes except the limit described under the heading "Maximum Amount of Total Contributions" and the rules described under the heading "Improvements When the Plan Is Top-Heavy," "pay" or "compensation" does not include:

         - reimbursements or other expense allowances,
         - fringe benefits(cash and non-cash),
         - moving expenses,
         - deferred compensation, or
         - welfare benefits.

         $160,000 limit on compensation. As required by section 401(a)(17) of the Code, compensation in excess of $160,000 (adjusted for the cost of living) is not taken into account for any purpose under this plan.

         LEASED EMPLOYEES. If the employer previously leased your services from a leasing organization but later you become employed by the employer itself, your length of service includes your service as a leased employee if it was performed at a time when the employer maintained this plan. (When we say "employer," we include related employers, as described above under the heading "How The Length of Your Service Is Calculated".) For this purpose, service as a leased employee is service performed under primary direction or control by the employer, pursuant to an agreement between a leasing organization and the employer, regardless of how long you performed that service.

         FAMILY AND MEDICAL LEAVE. Any leave to which you are entitled under the federal Family and Medical Leave Act of 1993 will not result in the loss of any "employment benefit" provided by this plan that had accrued prior to the leave and that would not have been lost if you had remained actively at work during the leave.

         CHANGES IN VESTING SCHEDULE. If the schedule shown at the beginning of the plan in the section called "Quick-Reference Information" under the heading "Length of Service Required for Benefits" is ever changed, there are two limitations. First, the change will never reduce the percentage that applies to your account based on employer contributions that were made on top of your pay through the end of the last year before the change was adopted (or became effective, if later). Second, if you have 3 or more years of service when the change is adopted (or becomes effective, if later), you may nevertheless choose to stay under the schedule that was in effect before the change was made.

         NON-ALIENATION. Except for domestic relations orders described in the section entitled "Child Support, Alimony and Division of Property in Divorce," your right to benefits under the plan cannot be assigned or alienated. This means you cannot sell your interest in the plan or pledge it as security for a loan. No creditor of yours can take away your interest in the plan. This provision of the plan is intended to comply with, and apply just as broadly and as stringently as, section 206(d) of ERISA and section 401(a)(13) of the Code.

         PAYMENTS TO MINORS. If the proper recipient of money from the plan is a minor, or if the plan administrator believes the recipient to be legally incompetent to receive it, the plan administrator may direct that the payment be made instead to anyone who has authority over the affairs of the recipient, such as a parent, guardian, or other relative.

         Payment made in this manner will entirely satisfy the obligation of the plan to pay the money, and the plan administrator will have no responsibility to see what happens to the money after it is paid.

         UNCLAIMED BENEFITS. People are expected to claim their money from the plan when their employment terminates. It is your responsibility to make the claim; the plan administrator does not have any responsibility to track you down.

         If you still haven't claimed your money by the time when it must be paid, the plan administrator will make a reasonable effort to locate you (such as inquiring of the employer, sending a letter to your last known address, and inquiring of the Social Security Administration). If the plan administrator still can't find you, the plan administrator will set up an interest-bearing account with a financial institution in your name in order to get your money out of the plan. If no financial institution will set up an account in your name without your participation, the plan administrator will have to assume that you are dead and pay the money in accordance with the death provisions of the plan.

         PLAN ASSETS SOLE SOURCE OF BENEFITS. The plan assets (held in the trust fund or by an insurance company) are the only source of benefits under the plan. The employer and plan administrator are not responsible to pay benefits from their own money, nor do they guarantee the sufficiency of the trust fund or insurance contracts in any way.

         NO RIGHT TO EMPLOYMENT. Many of the requirements of the plan depend on your employment status, particularly how long you have worked for the employer. But your employment status is purely a matter between you and your employer; the plan does not change anything. The fact that your rights under the plan might be different if your employment history were different does not give you any different employment rights than if the plan had never existed.

         PROFIT SHARING AND STOCK BONUS PLAN. This plan is intended to qualify under section 401(a) of the Code as a profit sharing plan with a qualified cash-or-deferred arrangement and, to the extent of the employer stock accounts, as a stock bonus plan.

         MERGER OF PLAN. The Code requires that the plan contain the following provision (which is also a requirement of ERISA). However, the interpretation and application of this provision are quite different from what it appears to say, and we intend that it be interpreted and applied no more strictly than required by the regulations under the Code:

         The plan may not merge or consolidate with, or engage in a transfer of assets or liabilities with, any other plan unless the benefit that each participant in this plan would receive if both plans terminated immediately after the transaction is no less than the benefit that the participant would have received if this plan had terminated immediately before the transaction.

         PROTECTION OF BENEFITS, RIGHTS, AND FEATURES FROM PREVIOUS EDITION OF PLAN. Since this document constitutes an amendment and restatement of the plan, it must preserve, to the minimum extent required by section 411(d)(6) of the Code and Treasury Regulation 1.411(d)-4, all benefits, rights and features required by that Code section and regulation to be protected against reduction. While we believe that this document preserves all such benefits, rights and features, as a failsafe we recite here that the terms of all such benefits, rights, and features, to the extent entitled to protection under this restatement of the plan, are hereby incorporated by reference from the prior plan document.

         GOVERNING LAW. The plan is subject to ERISA and therefore governed exclusively by federal law except where ERISA provides otherwise. If state law ever applies to the interpretation or application of the plan, it shall be the law of the state where the employer has its principal place of business.

         NO PBGC COVERAGE. This plan is not covered by the plan termination insurance system established under Title IV of ERISA and administered by the Pension Benefit Guaranty Corporation. As a defined contribution, individual account plan, it is not eligible for coverage under the law.

         STATEMENT OF ERISA RIGHTS. Regulations of the federal government require that the following "Statement of ERISA Rights" appear in this document, and we are reproducing it here with quotation marks. Not all of the statement is necessarily accurate or applies to this plan. Neither the employer nor the plan administrator takes any responsibility for the accuracy or completeness of this statement, which is made to you by the federal government, not by anyone connected with the plan:

         "As a participant in this plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to:

         "Examine, without charge, at the plan administrator's office and at other specified locations, such as worksites and union halls, all plan documents, including collective bargaining agreements and copies of all documents filed by the plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

         "Obtain copies of all plan documents and other plan information upon written request to the plan administrator. The administrator may make a reasonable charge for the copies.

         "Receive a summary of the plan's annual financial report. The plan administrator is required by law to furnish each participant with a copy of this summary annual report.

         "Obtain a statement telling you whether you have a right to receive a pension at normal retirement age (age 65) and if so, what your benefits would be at normal retirement age if you stopped working under the plan now. If you do not have a right to a pension, the statement will tell you how many more years you have to work to get a right to a pension. This statement must be requested in writing and is not required to be given more than once a year. The plan must provide the statement free of charge.

         "In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called 'fiduciaries' of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA. If your claim for a pension benefit is denied in whole or in part you must receive a written explanation of the reason for the denial. You have the right to have the plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part [and you have exhausted the plan's claim and appeal procedure], you may file suit in a state or federal court. If it should happen that plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor."

         Service of legal process may be made on the plan administrator or any trustee.




                            SPECIAL ARRANGEMENTS FOR
                           NEW PARTICIPATING EMPLOYERS




         INTRODUCTION. When a new school joins the EDMC family, it is sometimes appropriate to make special arrangements for the employees of that school, in order to bring them into this plan in a way that harmonizes with the plan that they were in before. If a special arrangement is made, this section describes it.

         ILLINOIS INSTITUTE OF ART. In determining the length of your service for getting into this plan (that is, the Retirement Plan) effective January 1, 1996 and for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of Ray College of Design from January 1, 1995 to November 8, 1995 are taken into account as hours of service under the plan to the same extent as if Ray College of Design had been a participating employer during that period.

         NEW YORK RESTAURANT SCHOOL. In determining the length of your service for getting into this plan (that is, the Retirement Plan) effective January 1, 1997 and for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of New York Restaurant School, Inc. from January 1, 1996 to August 2, 1996 are taken into account as hours of service under the plan to the same extent as if New York Restaurant School, Inc. had been a participating employer during that period.

         In addition, any individual who was an employee of New York Restaurant School, Inc. immediately prior to August 2, 1996 and was eligible to participate in the New York Restaurant School, Inc. 401(k) Profit Sharing Plan and becomes an employee eligible to participate in this plan by reason of New York Restaurant School's becoming a participating employer on or about August 2, 1996 is eligible to participate in this plan effective September 1, 1996 notwithstanding the semi-annual entry dates otherwise provided in the section entitled "How You Get Into the Plan."

         ART INSTITUTES INTERNATIONAL PORTLAND, INC. In determining the length of your service for getting into this plan (that is, the Retirement Plan) effective April 1, 1998 and for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of Bassist College from January 1, 1997 to February 26, 1998 are taken into account as hours of service under the plan to the same extent as if Bassist College had been a participating employer during that period.

                               APPENDIX A TO THE
                        EDUCATION MANAGEMENT CORPORATION
                                RETIREMENT PLAN

                   Participating Employers As of April 7, 1999
                   -------------------------------------------
         (* denotes employer that does not participate in ESOP feature)

Art  Institute of Atlanta                                                      Art Institute of Philadelphia
3376 Peachtree Road, NE                                                        622 Chestnut Street
Atlanta, GA 30326                                                              Philadelphia, PA 19103

Art Institute of Dallas                                                        Art Institute of Phoenix*
8080 Park Lane, Suite 100                                                      2233 West Dunlap Avenue
Dallas, TX 75231                                                               Phoenix, AZ 85021

Art Institute of Ft. Lauderdale                                                Art Institute of Seattle
1799 SE 17th Street                                                            2323 Elliott Avenue
Ft. Lauderdale, FL 33316                                                       Seattle, WA 98121

Art Institute of Houston                                                       Colorado Institute of Art
1900 Yorktown                                                                  200 East 9th Avenue
Houston, TX 77056                                                              Denver, CO 80203

Art Institutes International at San Francisco*                                 EDMC OnLine*
101 Jessie Street                                                              6737 West Union Hills Drive
San Francisco, CA 94105                                                        Glendale, AZ  85308
(effective December 19, 1997)
                                                                               Illinois Institute of Art at Chicago*
Art Institutes International Portland, Inc.*                                   350 North Orleans, Suite 136-L
2000 Southwest Fifth Avenue                                                    Chicago, IL 60654
Portland, OR 97201
(effective April 1, 1998)                                                      Illinois Institute of Art at Schaumburg*
                                                                               1000 Plaza Drive, Suite 1000
Art Institute of Los Angeles*                                                  Schaumburg, IL 60173
Santa Monica Business Park, Building T
2950 31st Street, Suite 150                                                    National Center for Paralegal Training
Santa Monica, CA 90405                                                         3414 Peachtree Road, N.E., Suite 528
(effective January 13, 1997)                                                   Atlanta, GA 30326

Art Institutes International Minnesota, Inc.*                                  National Center for Professional Development
15 South 9th Street                                                            University Division
LaSalle Building                                                               3414 Peachtree Road, N.E., Suite 528
Minneapolis, MN 55402                                                          Atlanta, GA 30326
(effective January 28, 1997)
                                                                               Mind Leap, Inc.*
Art Institute of Pittsburgh                                                    230 West Monroe Street, Suite 2450
526 Penn Avenue                                                                Chicago, IL  60606
Pittsburgh, PA 15222
                                                                               New York Restaurant School*
                                                                               75 Varick Street, 16th Floor
                                                                               New York, NY 10013

                                APPENDIX B TO THE
                        EDUCATION MANAGEMENT CORPORATION
                                 RETIREMENT PLAN

                    Investment Options Effective July 1, 1998
                    -----------------------------------------


         MANAGED INCOME PORTFOLIO (FIDELITY). This is a commingled pool of the Fidelity Group Trust for Employee Benefit Plans. Its objective is to preserve principal while earning interest income. It invests in investment contracts offered by major insurance companies and other approved financial institutions and in certain types of fixed income securities. A small portion of the fund is invested in a money market fund to provide daily liquidity.

         FIDELITY INTERMEDIATE BOND FUND. This is a mutual fund that invests in all types of U. S. and foreign bonds, including corporate or U. S. government issues. Normally, it selects bonds considered medium to high quality ("investment grade") while maintaining an average maturity of 3 to 10 years. These bond prices will go up and down more than those of short-term bonds.

         FIDELITY ASSET MANAGER. This is a mutual fund that invests in all three basic types of investments: stocks, bonds and short-term instruments of U. S. and foreign issuers. The managers may gradually shift assets from one type to another based on the current outlook of the various markets. But over the long term, the fund will generally aim for 50% stocks, 40% bonds, and 10% in short-term/money market instruments.

         FIDELITY ASSET MANAGER: INCOME. This is a mutual fund that invests in all three basic types of investments: stocks, bonds and short-term instruments of U. S. and foreign issuers. Its approach focuses on bonds and short-term investments for current income. The managers may gradually shift assets from one type to another based on the current outlook of the various markets. But over the long term, the fund will generally aim for 20% stocks, 50% bonds, and only 30% in short-term/money market instruments.

         FIDELITY ASSET MANAGER: GROWTH. This is a mutual fund that invests in all three basic types of investments: stocks, bonds and short-term instruments of U. S. and foreign issuers. Its more aggressive approach focuses on stocks for high potential return. The managers may gradually shift assets from one type to another based on the current outlook of the various markets. But over the long term, the fund will generally aim for 70% stocks, 25% bonds, and only 5% short-term/money market instruments. This is Fidelity's most flexible and aggressive asset allocation fund.

         SPARTAN U. S. EQUITY INDEX FUND. This fund, managed by Bankers Trust, seeks to provide investment results that correspond to the total return of common stocks publicly traded in the United States. In seeking this objective, the fund attempts to duplicate the composition and total return of the S&P 500. The fund uses an "indexing" approach and allocates its assets similarly to those of the index. The fund's composition may not always be identical to that of the S&P 500.

         FIDELITY MAGELLAN FUND. This is a growth mutual fund that seeks long-term capital appreciation by investing in the stocks of both well-known and lesser known companies with potentially above-average growth potential and a correspondingly higher level of risk. Securities may be of foreign, domestic, and multinational companies.

         MAS VALUE PORTFOLIO. This fund, managed by Miller, Anderson & Sherrerd, LLP, invests mostly in common stocks of large undervalued companies. It looks for undervalued companies with potential for growth in stock price. Investments are spread out across different kinds of companies and industries. Share price and return will vary.

         FIDELITY GROWTH COMPANY FUND. This is a mutual fund that seeks long-term capital appreciation by investing primarily in common stocks and securities convertible into common stocks. It may invest in companies of any size with above-average growth potential, though growth is most often sought in smaller, less well known companies in emerging areas of the economy. The stocks of small companies often involve more risk than those of larger companies.

         NEUBERGER & BERMAN GENESIS TRUST. This fund invests primarily in common stocks of small-cap companies (those with market capitalizations of $1.5 billion or less at the time of investment). Market capitalization refers to the total market value of a company's outstanding stock. The fund looks for growth potential by investing in strong companies with solid performance histories and a proven management team. The fund diversifies among many companies and industries.

         FIDELITY WORLDWIDE FUND. This is a mutual fund that seeks growth of capital by investing in securities issued anywhere in the world. Under normal conditions, it will invest in at least three different countries, one of which will be the U. S. The fund will invest in established companies as well as newer or smaller capitalization companies. Foreign investments may pose greater risks and potential rewards than U. S. investments. The risks include political and economic uncertainties of foreign countries as well as the risk of currency fluctuations.